ACQUISITION AGREEMENT

AMONG

HALO COLLECTIVE INC.

- and -

1307296 B.C. LTD

- and -

ELEGANCE BRANDS, INC.

- and -

1304525 B.C. LTD

- and -

1304521 B.C. LTD

Dated as of June 7, 2021

TABLE OF CONTENTS

Page

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the "**Agreement**") is dated as of June 2021 (the "**Agreement Date**") among: (i) Halo Collective Inc. ("**Halo**"); (ii) 1307296 B.C. Ltd. ("**Subco**"); (iii) Elegance Brands Inc. ("**Elegance**"); (iv) 1304521 B.C. Ltd ("**Newco**"); and (v) 1304525 B.C. Ltd ("**Vendor**").

WHEREAS:

A. Elegance and Newco have agreed to enter into the Product Licensing and Training Agreement pursuant to which Elegance will licence to Newco certain formulations, technology and intellectual property, among other things, for the production of cannabis beverages.

B. Elegance has agreed with Newco that Elegance will issue to Newco the Elegance Shares and sell the Equipment to Newco.

C. The Vendor (a wholly owned subsidiary of Elegance) is the sole shareholder of Newco and owns beneficially and of record 1,000 Newco Shares (as hereinafter defined).

D. Halo, through Subco, wishes to acquire all of the outstanding shares in the capital of Newco in exchange for Halo Shares (as hereinafter defined) by way of a three-cornered amalgamation under the BCBCA (as hereinafter defined) on the terms and conditions in this Agreement, such that, upon completion of the Amalgamation (as hereinafter defined), Halo will hold all of the issued and outstanding shares in the capital of the corporation that results from the Amalgamation, all upon the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions

For purposes of this Agreement, the following terms will have the following meanings:

"**Affiliate**" means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, including: (i) in the case of Halo after the Closing, Newco; and (ii) in the case of a natural Person, any trust maintained for the benefit of such natural Person or such natural Person's spouse or descendants (whether natural or adopted). For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"**Agreement**" has the meaning specified in the Preamble to this Agreement.

"**Agreement Date**" has the meaning specified in the Preamble to this Agreement.

"**Amalco**" has the meaning specified in Section 2.3.2.

"**Amalco Shares**" means the common shares of Amalco.

"**Amalgamation**" means the amalgamation of Newco and Subco pursuant to the provisions of the BCBCA as of the Effective Date.

"**Amalgamation Affidavits**" means the affidavits of a director of each of Subco and Newco required under the provisions of Section 277 of the BCBCA.

"**Amalgamation Agreement**" means the amalgamation agreement to be entered into as of the Effective Date between Halo, Subco, the Vendor, and Newco in substantially the same form attached hereto as Exhibit B.

"**Amalgamation Application**" means the amalgamation application to be submitted by Newco and Subco to the registrar under the BCBCA with respect to the Amalgamation.

"**Ancillary Agreements**" means collectively, the Amalgamation Agreement and the Product Licensing and Training Agreement, executed and delivered in accordance with the terms of this Agreement.

"**Applicable Laws**" means, with respect to any Person, any law (statutory, common or otherwise), rule, regulation, ordinance, order, injunction, judgment, award, decree, permit or determination of (or agreement with) a Governmental Authority, in each case binding on that Person or any of its assets or properties, including any stock exchange requirements.

"**BCBCA**" means the British Columbia *Business Corporations Act*, S.B.C. 2002, c. 57.

"**Business Day**" means any day other than a Saturday, Sunday or a day on which banks in the Province of British Columbia or in the State of Delaware, United States, are authorized or required by Applicable Laws to be closed.

"**Cannabis Beverage Products**" has the meaning given in the Product Licensing and Training Agreement.

"**Certificate of Amalgamation**" means the certificate of amalgamation to be issued by the registrar to Amalco pursuant to Section 281(a) of the BCBCA.

"**Closing**" means the completion of the Contemplated Transactions on the Effective Date.

"**Contemplated Transactions**" means collectively, the Product Licensing and Training Agreement, the issue of the Elegance Shares to Newco, the sale of the Equipment from Elegance to Newco, the Amalgamation, and all other transactions and actions contemplated by the Transaction Documents.

"**Contract**" means any contract, agreement, policy, lease, commitment, understanding or arrangement, whether written or oral to which a Party or any Affiliate thereof is a party, or is bound or affected by, or to which any of their respective properties or assets is subject.

"**Defined Intellectual Property Rights**" has the meaning given in the Product Licensing and Training Agreement.

"**Effective Date**" means the effective date set forth in the Certificate of Amalgamation.

"**Effective Time**" means the time of completion of the Amalgamation.

"**Elegance Parties**" means Elegance, the Vendor and Newco.

"**Elegance Shares**" means 9,333,333 Common Shares in the capital of Elegance with a value of US$7,300,000.

"**Encumbrance**" includes any hypothec, mortgage, pledge, assignment, charge, lien, claim, security interest, right to possession, occupancy right, easement, servitude, encroachment, license, right of first refusal, covenant, voting trust or agreement, restriction, royalty, levy, adverse interest, adverse claim, other third person interest or encumbrance of any kind, whether contingent or absolute, direct or indirect, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing.

"**Enforceability Limitations**" means limitations on enforcement and other remedies by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Applicable Laws affecting creditors' rights generally or general principles of equity.

"**Equipment**" means the new beverage bottling and manufacturing equipment owned by Elegance which has fair market value of approximately US$300,000 and set out in Exhibit D, which is complete, fully installed, ready to use as-is and comprises all equipment necessary for the immediate "turnkey" operation and manufacture of the Cannabis Beverage Products.

"**Fraud Claim**" means any claim against any one or more of the Parties resulting from, in respect of, connected with, arising out of, under, or pursuant to fraud or fraudulent misrepresentation, intentional misrepresentation, willful breach or criminal conduct by such Person or Persons.

"**Governmental Authority**" means any foreign, federal, state, provincial, federal, local or other government, regulatory or administrative authority, agency or commission, or any court, tribunal or judicial or arbitral body with competent jurisdiction.

"**Halo**" has the meaning specified in the Preamble to this Agreement.

"**Halo Business**" means the business carried on by Halo as of the Agreement Date and as of the Effective Date, being the business of cannabis extraction and manufacturing.

"**Halo Disclosure Record**" means the public disclosure of Halo posted on its reporting issuer profile at www.SEDAR.com.

"**Halo Parties**" means Halo and Subco.

"**Halo Securities Markets**" means the collective reference to (a) the NEO Exchange, (b) the Frankfurt Stock Exchange, and (c) the OTCQB platform of the OTC Market in the United States; being the securities markets in which Halo Shares currently trade.

"**Halo Shares**" means the Common Shares of Halo.

"**Indebtedness**" means, without duplication, in respect of a Person: (i) all obligations (including the principal amount thereof and, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of such Person, whether or not represented by bonds, debentures, notes or other securities or instruments (and whether or not convertible into any other security or instruments), for the repayment of money borrowed, whether owing to banks, to financial institutions, to Governmental Authorities, on equipment leases or otherwise; (ii) all deferred indebtedness of such Person for the payment of the purchase price of property or assets purchased (other than current accounts payable that were incurred in the ordinary course of business); (iii) all obligations of such Person to pay rent or other amounts under a lease which is required to be classified as a capital lease or a liability on a balance sheet prepared in accordance with GAAP, consistently applied; (iv) all outstanding reimbursement obligations of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (v) all obligations, contingent or otherwise, of such Person to repay any grant or subsidy; (vi) all obligations of such Person under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement, or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (vii) all obligations secured by any Lien existing on property or assets owned by such Person, whether or not indebtedness secured thereby has been assumed; (viii) all guaranties, endorsements, assumptions and other contingent obligations of such Person in respect of, or to purchase or to otherwise acquire, indebtedness of others; and (ix) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid in respect of any of the foregoing on prepayment (regardless if any of such are actually paid), as a result of the consummation of the Contemplated Transactions.

"**Knowledge of the Elegance Parties**" means the actual knowledge of Raj Beri in each case after reasonable internal and, as applicable, external, inquiry consistent with such individual's relationship or position with Newco, so that, as a result of such inquiry, such individual is able to express an informed understanding as to the particular matters represented.

"**Knowledge of Halo**" means the actual knowledge of Kiran Sidhu after reasonable internal and, as applicable, external, inquiry consistent with such individual's relationship or position with Halo, so that, as a result of such inquiry, such individual is able to express an informed understanding as to the particular matters represented.

"**License**" means any license, permit, consent, approval, certification or other authorization of any Governmental Authority.

"**Lien**" means, with respect to any asset or property, any lien, mortgage, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset or property.

"**Newco**" has the meaning specified in the Preamble to this Agreement.

"**Newco Shares**" means the common shares of 1304521 B.C. Ltd.

"**Notice**" has the meaning specified in Section 8.2.

"**Organizational Documents**" means: (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company; (v) any charter, indenture or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (vi) any amendment to any of the foregoing.

"**Party**" means a party to this Agreement, and "**Parties**" means all of the parties to this Agreement.

"**Payment Shares**" means the number of common shares (rounded down to the nearest whole number) in the capital of Halo determined by dividing (a) Seven Million Three Hundred Thousand US Dollars (US$7,300,000), by (b) the greater of the VWAP of the common shares in the capital of Halo during the VWAP Period, as traded on the NEO Exchange, or the minimum price permitted on the NEO Exchange.

"**Person**" means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority, and pronouns have a similarly extended meaning.

"**Product Licensing and Training Agreement**" means the licensing agreement to be entered into as of the Effective Date between Newco and Elegance in substantially the same form attached as Exhibit C.

"**Subco**" has the meaning specified in the Preamble to this Agreement.

"**Subco Shares**" means common shares in the capital of Subco.

"**Tax**" (including, with correlative meaning, the terms "**Taxes**" and "**Taxable**") means: (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, Indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, unclaimed property, escheat, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in paragraph (i); above or this paragraph (ii); (iii) any liability for the payment of any amounts of the type described in paragraphs (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in paragraphs (i) or (ii) as a result of any express or implied obligation to

indemnify any other Person or as a result of being a transferee or successor in interest to any Party.

"**Tax Act**" means the *Income Tax Act* (Canada).

"**Transaction Documents**" means, collectively, this Agreement and each other agreement, certificate or other document required pursuant to this Agreement to be executed and delivered on Closing.

"**U.S. Cannabis Laws**" means the Controlled Substances Act (CSA) (21 U.S.C. 811, et seq.), any regulations promulgated pursuant thereto and any other laws in the United States predicated on the violation thereof or that otherwise make cannabis illegal.

"**U.S. Person**" means a "U.S. person" as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

"**U.S. Securities Act**" means the United States Securities Act of 1933.

"**United States**" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

"**Vendor**" has the meaning specified in the Preamble to this Agreement.

"**VWAP**" means the volume weighted average closing prices of Halo Shares, as traded on the NEO Exchange during the VWAP Period.

"**VWAP Period**" means the VWAP of Halo Shares, as traded on the NEO Exchange for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Effective Date.

"**Warrant**" means the warrant certificate attached to this Agreement at Exhibit E.

1.2 Exhibits

The following Exhibits form an integral part of this Agreement:

Exhibit A	Registration Instructions
Exhibit B	Form of Amalgamation Agreement
Exhibit C	Form of Product Licensing and Training Agreement
Exhibit D	Equipment
Exhibit E	Warrant Certificate

ARTICLE 2
CONTEMPLATED TRANSACTIONS

2.1 Contemplated Transactions

The Parties agree to take such actions as may be required to effect the Contemplated Transactions in accordance with and subject to this Agreement.

2.2 Purchase, Sale, and License Agreement between Elegance and Newco

2.2.1 On or by the Effective Date:

(a) Elegance will sell, transfer and deliver to Newco, and Newco will purchase and accept all right, title and interest in the Equipment from Elegance. Title to, and right and interest in, the Equipment pass to Newco on the Effective Date.

(b) Elegance must deliver the Equipment to Newco, from Elegance's warehouse to Newco's warehouse based on the direction of Newco; such Equipment will be shipped at no additional cost. Risk in the Equipment passes to Newco on the time Elegance places the Equipment on the delivery vehicle or train for shipment to Newco.

(c) Elegance will issue and deliver to Newco, and Newco will accept, the Elegance Shares, on and subject to the terms and conditions of this Agreement.

(d) Elegance will issue to Halo the Warrant.

(e) Elegance and Newco will enter into the Product Licensing and Training Agreement, on and subject to the terms and conditions of this Agreement.

2.2.2 On or after the Effective Date, Elegance agrees that the Equipment is complete, fully installed, ready to use as-is and comprises all equipment necessary for the immediate "turnkey" operation and manufacture of the Cannabis Beverage Products. Without limiting any other rights or remedies of the Halo Parties, upon Halo or Amalco providing written notice to Elegance that the Equipment furnished under this Agreement is not capable of immediately manufacturing the Cannabis Beverage Products on a turnkey operation basis, Elegance covenants and agrees to promptly provide any such equipment necessary to enable a turnkey operation, at Elegance's sole cost.

2.3 Amalgamation

2.3.1 On or before the date immediately prior to the Effective Date, Newco and Subco will deposit the Amalgamation Affidavits at their respective records office.

2.3.2 At the Effective Time, Newco and Subco will amalgamate, pursuant to the provisions of the BCBCA, by jointly completing and filing the Amalgamation Application with the registrar, and will continue as one corporation ("**Amalco**"), giving effect to the Amalgamation subject to the terms of the Amalgamation Agreement.

2.3.3 At the Effective Time and concurrently with the completion of the Amalgamation:

(a) Halo will issue to the Vendor and register the Payment Shares in accordance with Exhibit A and Halo will cause its transfer agent to promptly deliver a DRS statement to the Vendor;

(b) Elegance will issues to Halo the Warrant;

(c) all issued and outstanding Newco Shares in the capital of Newco will be cancelled;

(d) each issued and outstanding Subco Share shall be exchanged for, and Halo shall be entitled to receive, one fully paid and non-assessable Amalco Share and all of the issued and outstanding Subco Shares will be cancelled; and

(e) Halo shall add to the stated capital maintained in respect of the Halo Shares an amount equal to the aggregate paid-up capital for purposes of the Tax Act of the Newco Shares immediately prior to the Effective Time.

2.4 Time-Released Restrictions on the Sale of the Payment Shares

2.4.1 The Vendor acknowledges and agrees that the Payment Shares issued under this Agreement will be freely tradable on any stock exchange on which Halo Shares are listed, subject to the restrictions set out in this Section 2.4

2.4.2 The DRS statements representing the Payment Shares will bear a restrictive legend in the following form, which will be removed in accordance with Section 2.4.4 (the "**Restrictive Legend**"):

"THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS PURSUANT TO AN AGREEMENT BETWEEN HALO COLLECTIVE INC. AND THE HOLDER OF THE SECURITIES, AND SUCH SECURITIES ARE NOT TRANSFERRABLE UNTIL [APPLICABLE RELEASE DATE]."

2.4.3 All Payment Shares bearing the Restrictive Legend may not be transferred by the Vendor.

2.4.4 The Payment Shares will be released from the Restrictive Legend in accordance with following schedule:

(a) One-seventh (1/7) of the total number of Payment Shares will be released on Closing; and

(b) One-seventh (1/7) of the total number of Payment Shares will be released on the date on which Closing occurred each calendar month thereafter.

2.5 Closing

Subject to the terms and conditions of this Agreement, the Closing will take place on the Effective Date by way of electronic exchange of documents. All documents delivered and actions taken at the Closing will be deemed to have been delivered or taken simultaneously.

2.6 Closing Deliveries of Elegance, Vendor and Newco

At or prior to the Closing, Elegance, Vendor, and Newco will deliver or cause to be delivered to Halo all of the following:

(a) a certificate of status, good standing or like document for each of Elegance, Newco, and Vendor issued, for Vendor and Newco, on the Effective Date, and for Elegance no more than 4 Business Days prior to the Effective Date, by the applicable Governmental Authority evidencing the good standing of each corporation;

(b) an officer's certificate from each of the Elegance Parties dated the Effective Date (in form and substance reasonably satisfactory to Halo) as to the resolutions adopted by the board of directors and shareholders of the Elegance Parties authorizing and approving the Contemplated Transactions, which resolutions will have been certified as true, correct and in full force and effect without rescission, revocation or amendment as of the Effective Date;

(c) a certificate of a director of Newco, dated the Effective Date (in form and substance reasonably satisfactory to Halo) attaching the articles, notice of articles, charter or other applicable constating documents;

(d) the Amalgamation Application, Amalgamation Affidavit Amalgamation Agreement and the Product Licensing and Training Agreement duly executed by each of the Elegance Parties, as applicable;

(e) the minute books, ledgers and registers and other corporate records of Newco;

(f) the certificate of the Elegance Parties required to be delivered pursuant to Section 6.3(c);

(g) all consents, waivers or approvals required to be obtained by Newco with respect to the completion of the Contemplated Transactions, including the consents, waivers, approvals and actions of or by, and all filings with and notifications to, any Governmental Authority pursuant to Section 6.1(a);

(h) a certified copy of the Elegance authorizing resolutions for the issuance of the Elegance Shares and the stock certificate representing the Elegance Shares registered in the name of Newco;

(i) a copy of Elegance's invoice for the Equipment;

(j) the Warrant Certificate duly executed by Elegance; and

(k) such other documents as may be required for the Contemplated Transactions.

2.7 Closing Deliveries of Halo

At or prior to the Closing, Halo will deliver or cause to be delivered to Elegance Parties all of the following:

(a) a certificate of status, good standing or like document for Halo and Subco issued on the Effective Date by the applicable Governmental Authority evidencing the good standing of each corporation;

(b) an officer's certificate from Halo and Subco dated the Effective Date (in form and substance reasonably satisfactory to the Elegance Parties), as to the resolutions adopted by the board of directors and shareholders of Halo and Subco authorizing and approving the Contemplated Transactions, which resolutions will have been certified as true, correct and in full force and effect without rescission, revocation or amendment as of the Effective Date;

(c) a copy of the treasury order from Halo to its transfer agent authorizing and instructing the transfer agent to issue the Payment Shares at the Effective Time and to promptly deliver to the Vendor evidence of the electronic position representing the Payment Shares in the name of the Vendor in accordance with the registration instructions set out in Exhibit A;

(d) the Amalgamation Application, Amalgamation Agreement and the Amalgamation Affidavit duly executed by Halo and Subco, as applicable;

(e) the certificate of Halo required to be delivered pursuant to Section 6.2(c);

(f) any consents, waivers or approvals required to be obtained by Halo and Subco with respect to the completion of the Contemplated Transactions, including the consents, waivers, approvals and actions of or by, and all filings with and notifications to, any Governmental Authority pursuant to Section 6.1(a);

(g) such other documents as may be required for the Contemplated Transactions.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ELEGANCE PARTIES

As an inducement to Halo and Subco to enter into this Agreement and to complete the Contemplated Transactions, the Elegance Parties severally and jointly, represent and warrant to Halo and Subco as set forth in this Article 3. The representations and warranties of the Elegance Parties contained in this Agreement shall survive the completion of the Contemplated Transactions and shall expire and be terminated on the earlier of one year after the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

3.1 Organization and Authorization

3.1.1 Each of the Elegance Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

3.1.2 Each of Elegance Parties has the requisite corporate power and authority to own or lease and to operate and use its assets and properties and to carry on its business as currently conducted; and

3.1.3 Elegance is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business or the property or assets owned or leased or used by Elegance makes such qualification or licensing necessary under Applicable Laws.

3.1.4 Each of the Elegance Parties has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations and to complete the Contemplated Transactions.

3.1.5 This Agreement has been, and each Ancillary Agreement to be executed and delivered by the Elegance Parties at the Closing will be, duly and validly executed and delivered by the Elegance Parties and (assuming due authorization, execution and delivery by Halo and Subco) this Agreement constitutes, and upon their execution and delivery each such Ancillary Agreement (assuming due authorization, execution and delivery by the other parties thereto) will constitute, the legal, valid and binding obligation of the Elegance Parties enforceable against the Elegance Parties in accordance with their respective terms, subject to the Enforceability Limitations.

3.2 Organizational Documents and Corporate Records

Elegance has previously delivered or made available to Halo true and complete copies of Elegance's Organizational Documents. Elegance is not in default under or violation of any provision of its Organizational Documents. Elegance has previously delivered or made available to Halo true and complete copies of Elegance's corporate record books. The books and records of Elegance are true and complete in all material respects and have been maintained in compliance with Applicable Laws.

3.3 No Conflicts; Required Consents

3.3.1 The execution and delivery by the Elegance Parties of this Agreement and each Ancillary Agreement to which the Elegance Parties is a party do not, and the completion of the Contemplated Transactions will not:

(a) conflict with or violate any provision of the Elegance Party's Organizational Documents;

(b) (i) conflict with or violate any Applicable Laws binding upon or applicable to the Elegance Parties or any of its assets or properties; or

(ii) conflict with, violate, result in a breach of the terms, conditions or provisions of, constitute a default or an event that, with notice or lapse of time or both, would become a default under, give to others any rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon the Newco Shares, the Elegance Shares, or any assets or properties of an Elegance Party under, any Contract or License to which the Elegance Parties is a party or by which an Elegance Party or any of its assets or properties is bound.

3.3.2 No consent, approval or authorization of, or registration, declaration or filing with, or notification to, any Governmental Authority or under any Contract is required to be obtained, made or given by the Elegance Parties as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreement or the completion of the Contemplated Transactions.

3.4 Capitalization

3.4.1 The authorized share capital of Elegance consists of: 300,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, each with a par value of $0.0001 per share. Elegance has two classes of Common Stock authorized, issued and outstanding as of the Agreement Date: Class A Common Stock and Class B Common Stock. As of the Agreement Date, Elegance has 48,878.340 shares of Class A Common Stock and 91,400,000 shares of Class B Common Stock issued and outstanding (the "**Elegance Securities**").

3.4.2 Except for the Elegance Securities, there are no outstanding:

(a) shares or other voting securities, or, other equity interests of Elegance;

(b) securities of Elegance convertible into or exercisable or exchangeable for shares or other voting securities of Elegance;

(c) subscriptions, options or other rights to acquire from Elegance, or other obligation of Elegance to issue or deliver, any shares, other voting securities, or securities convertible into or exercisable or exchangeable for shares or other voting securities, of Elegance;

(d) bonds, debentures, notes or other Indebtedness of Elegance having the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote) on any matters with the shareholders of Elegance; or

(e) stock appreciation, "phantom" stock or other equity equivalent rights with respect to Elegance.

3.4.3 (a) There are no outstanding obligations of Elegance to repurchase, redeem or otherwise acquire any Elegance Securities;

(b) There are no shareholder agreements, voting trusts or other similar agreements or understandings to which Elegance or any holder of Elegance Securities is a party or otherwise bound in respect of any Elegance Securities.

3.4.4 The authorized share capital of Newco consists of an unlimited number of Newco Shares, of which 1,000 Newco Shares (the "**Vendor Shares**") are issued and outstanding as of the Agreement Date, and Vendor is the registered and beneficial owner of all of the issued and outstanding shares of Newco.

3.4.5 Except for the Vendor Shares, there are no outstanding:

(a) shares or other voting securities, or, other equity interests of Newco;

(b) securities of Newco convertible into or exercisable or exchangeable for shares or other voting securities of Newco;

(c) subscriptions, options or other rights to acquire from Newco, or other obligation of Newco to issue or deliver, any shares, other voting securities, or securities convertible into or exercisable or exchangeable for shares or other voting securities, of Newco;

(d) bonds, debentures, notes or other Indebtedness of Newco having the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote) on any matters with the shareholders of Newco; or

(e) stock appreciation, "phantom" stock or other equity equivalent rights with respect to Newco.

3.4.6 All issued shares of Elegance and Newco have been duly authorized, are validly issued, fully paid and non-assessable, were not issued in violation of any Applicable Laws, and, are not subject to and were not issued in violation of any preemptive rights, rights of first refusal or rights of first offer.

3.5 Compliance with Laws

The Elegance Parties have at all times conducted, and currently conduct, their respective business in compliance with all Applicable Laws. The Elegance Parties have not received any notice of, any violation of and Elegance is not under investigation or review by, any Governmental Authority with respect to, or has been threatened to be charged with, any violation of any Applicable Laws.

3.6 No Orders

No Governmental Authority has issued any order, which is currently outstanding preventing or suspending trading in any securities of Elegance, and no such proceeding is, to the Knowledge of the Elegance Parties, pending, contemplated or threatened. Elegance does not have in place a shareholder right protection plan or a unanimous shareholders' agreement.

3.7 Due Issuance

3.7.1 On or before the Effective Date, Elegance has issued the Elegance Shares to Newco.

3.7.2 The Elegance Shares, when issued and delivered by Elegance to Newco, will be duly authorized, validly issued, fully paid, and non-assessable, and will not be issued in violation of any Applicable Laws, and will not be subject to and will not be issued in violation of any preemptive rights, rights of first refusal or rights of first offer.

3.8 Solvency

No Elegance Party has committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any person holding any Encumbrance or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it. No Elegance Party is an "insolvent person" within the meaning of the *Bankruptcy and Insolvency Act* (Canada).

3.9 Halo Shares

3.9.1 The Elegance Parties have performed their own due diligence investigation with respect to the acquisition of the Halo Shares to the extent they have deemed necessary or desirable. No representations or warranties have been made to any of the Elegance Parties by Halo or any stockholder, officer, director, employee, agent or representative of Halo, other than as set out in this Agreement.

3.9.2 The Elegance Parties acknowledge that Halo is relying on an exemption from the requirement to provide the Vendor with a prospectus or equivalent disclosure under Applicable Laws and, as a consequence of acquiring the Halo Shares pursuant to such exemption, certain protections, rights and remedies provided by the Applicable Laws will not be available to the Elegance Parties.

3.9.3 The Vendor is not a U.S. Person and is not acquiring Halo Shares for the account or benefit of a U.S. Person or a Person in the United States.

3.10 Ownership of the Newco Shares

The Vendor owns, beneficially and of record, and has good and valid title to, 1,000 Newco Shares free and clear of any and all Liens. Except as set forth in the Organizational Documents of Newco, there are no limitations or restrictions on Vendor's right to sell or transfer the Newco Shares.

3.11 Product Licensing and Training Agreement & Defined Intellectual Property Rights

3.11.1 Pursuant to the Product Licensing and Training Agreement, on or before the Effective Date, Newco exclusively owns and possesses valid and enforceable rights, title and interest in and to all Defined Intellectual Property Rights free and clear of any Liens, charges, options and Encumbrances and no third party has been granted any license on that intellectual property. Neither Elegance nor Vendor own any right, title or interest in any Defined Intellectual Property Rights. No current or former director or employee of an Elegance Party retains or claims to have any ownership or right to use the Defined Intellectual Property Rights.

3.11.2 Elegance's prior and Newco's current use of the Defined Intellectual Property Rights has not and does not infringe, violate, dilute or misappropriate the intellectual property of any person or entity and there are no claims pending or threatened by any person or entity with respect to ownership, validity, enforceability, effectiveness or use of the Defined Intellectual Property Rights. The Elegance Parties are not aware of any facts that indicate a likelihood of any of the foregoing. No person or entity has or is infringing, misappropriating, diluting or otherwise violating any of the Defined Intellectual Property Rights, and no Elegance Party has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

3.11.3 No Elegance Party is bound by any outstanding judgment, injunction, order or decree restricting the use of the Defined Intellectual Property Rights or restricting the licensing thereof to any person or entity.

3.11.4 The Product Licensing and Training Agreement constitutes valid and legally binding obligations of Elegance and Newco, enforceable against Elegance and Newco in accordance with its terms, subject to applicable Enforceability Limitations.

3.11.5 Other than as specifically expressed in this Agreement, none of the Elegance Parties makes any representations, conditions, or warranties, either express or implied, with respect to the Defined Intellectual Property Rights and Cannabis Beverage Products. All Defined Intellectual Property Rights and Cannabis Beverage Products were made available to Halo by the Product Licensing and Training Agreement strictly on an "as is" basis. The Elegance Parties specifically disclaims, without limitation, any and all implied warranty, condition, or representation that the subject matter of Defined Intellectual Property Rights and Cannabis Beverage Products rights responds to a particular description, is of merchantable quality, is fit for a particular purpose or is durable for a reasonable period of time.

3.12 Equipment

3.12.1 On or before the Effective Date, Newco exclusively owns and possesses valid and enforceable rights, title, and interest in and to the Equipment, free and clear of any Liens, charges, options and Encumbrances and no third party has been granted any right to the Equipment.

3.12.2 The Equipment is complete, installed, ready to use as-is and comprises all equipment necessary for the immediate "turnkey" operation and manufacture of the Cannabis Beverage Products.

3.12.3 The Equipment, and each of its components, is brand new and does not contain used or reconditioned parts, has not been used, is in good working order, free from defects and under manufacturer warranty. The Equipment complies with all Applicable Law and does not infringe on any third party intellectual property rights.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF HALO PARTIES

As an inducement to the Elegance Parties to enter into this Agreement and to complete the Contemplated Transactions, the Halo Parties hereby represent and warrant to the Elegance Parties as set forth in this Article 4. The representations and warranties of the Halo Parties contained in this Agreement shall survive the completion of the Contemplated Transactions and shall expire and be terminated on the earlier of one year after Effective Time and the date on which this Agreement is terminated in accordance with its terms.

4.1 Organization and Authorization

4.1.1 Each Halo Party:

(a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(b) has the requisite corporate power and authority to own or lease and to operate and use its assets and properties and to carry on the Halo Business as currently conducted; and

(c) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business or the property or assets owned or leased or used by Halo makes such qualification or licensing necessary under Applicable Laws.

4.1.2 Each Halo Party has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations and to complete the Contemplated Transactions.

4.1.3 This Agreement has been, and each Ancillary Agreement to be executed and delivered by a Halo Party at the Closing will be duly and validly executed and delivered by such Halo Party, and (assuming due authorization, execution and delivery by the Elegance Parties) this Agreement constitutes, and upon their execution and delivery each such Ancillary Agreement (assuming due authorization, execution and delivery by the other parties thereto) will constitute, the legal, valid and binding obligation of Halo and Subco, enforceable against each of Halo and Subco in accordance with their respective terms, subject to the Enforceability Limitations.

4.2 Organizational Documents and Corporate Records

Halo has previously delivered or made available to Newco true and complete copies of the Organizational Documents of each Halo Party. No Halo Party is in default under or violation of any provision of its respective Organizational Documents. The books and records of each of Halo Party are true and complete in all material respects and have been maintained in compliance with Applicable Laws.

4.3 No Conflicts; Required Consents

4.3.1 The execution and delivery by each of Halo Party of this Agreement and each Ancillary Agreement to which Halo or Subco is a party do not, and the completion by Halo and Subco of the Contemplated Transactions, will not:

(a) conflict with or violate any provision of Halo's or Subco's Organizational Documents; or

(b) (i) conflict with or violate any Applicable Laws binding upon or applicable to Halo or Subco or any of their assets or properties; or

(ii) conflict with, violate, result in a breach of the terms, conditions or provisions of, constitute a default or an event that, with notice or lapse of time or both, would become a default under, give to others any rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon the Halo Shares or any assets or properties of Halo or Subco under, any material Contract or License to which Halo or Subco, as the case may be, is a party or by which Halo or Subco, as the case may be, or any of their respective material assets or properties is bound.

4.3.2 No consent, approval or authorization of, or registration, declaration or filing with, or notification to, any Governmental Authority or any other third party is required to be obtained, made or given by Halo or Subco as a result of the execution, delivery and performance of this Agreement by them or the completion of the Contemplated Transactions, except the approval of the NEO Exchange, the filing of the Amalgamation Application with the registrar, and the filings with governmental authorities and payments required by Applicable Laws.

4.4 Capitalization

4.4.1 The authorized share capital of Halo consists of: (i) an unlimited number of Halo Shares, of which 1,968,850,754 Halo Shares are issued and outstanding as of the Agreement Date; and (ii) an aggregate of up to 328,552,204 Halo Shares are issuable upon the exercise of 90,088,637 stock options, 207,246,600 warrants, $12,649,000 principal amount convertible debentures and 11,756,943 compensation options as of the Agreement Date.

4.4.2 The authorized share capital of Subco consists of an unlimited number of Subco Shares, of which 100Subco Shares are issued and outstanding as of the Agreement Date.

4.4.3 Except as set forth in the Halo Disclosure Record, there are no outstanding:

(a) shares or other voting securities or other equity interests of Halo or Subco, as applicable;

(b) securities of Halo or Subco convertible into or exercisable or exchangeable for shares or other voting securities of Halo or Subco, as applicable;

(c) subscriptions, options or rights to acquire from Halo, or other obligation of Halo to issue or deliver, any shares, other voting securities or securities convertible into or exercisable or exchangeable for shares or other voting securities, of Halo or Subco, as applicable;

(d) bonds, debentures, notes or other Indebtedness of any Halo or Subco, as applicable, having the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote) on any matters with the shareholders of Halo or Subco, as applicable; or

(e) stock appreciation, "phantom" stock or other equity equivalent rights with respect to Halo or Subco, as applicable,

(the items in clauses (a) through (e) are collectively referred to as the "**Halo Securities**").

4.4.4 Except as set forth in the Halo Disclosure Record,

(a) there are no outstanding obligations of Halo to repurchase, redeem or otherwise acquire any Halo Securities;

(b) there are no agreements to register any Halo Securities or sale or re-sales thereof under any applicable securities laws; and

(c) there are no shareholder agreements, voting trusts or other similar agreements or understandings to which Halo or, to the Knowledge of Halo, any holder of Halo Securities is a party or otherwise bound in respect of any Halo Securities.

4.5 Compliance with Laws

Halo has at all times conducted, and currently conducts, its business in compliance with all Applicable Laws (other than in respect of U.S. Cannabis Laws). Neither Halo nor Subco has received any notice of any violation of and, to the Knowledge of Halo, Halo is not under investigation or review by any Governmental Authority with respect to or has been threatened to be charged with any violation of any Applicable Laws.

4.6 No Orders

No Governmental Authority has issued any order, which is currently outstanding preventing or suspending trading in any securities of Halo, and no such proceeding is, to the Knowledge of Halo, pending, contemplated or threatened. Halo does not have in place a shareholder right protection plan.

4.7 Due Issuance

4.7.1 The Payment Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any Applicable Laws, and will not be subject to and will not be issued in violation of any preemptive rights, rights of first refusal or rights of first offer.

4.7.2 The Payment Shares to be issued in connection with the transactions contemplated herein will be listed and posted for trading on each of the Halo Securities Markets and will not be subject to any escrow, lock-up, statutory hold or restricted period under Applicable Laws.

4.8 Halo Public Documents

To the Knowledge of Halo, Halo has filed all documents or information required to be filed by it under Applicable Laws since January 1, 2020 (the "**Halo Public Documents**"). All of the Halo Public Documents, as of their respective dates (and as of the dates of any amendments thereto), complied as to both form and content in all material respects with the requirements of Applicable Laws or were amended on a timely basis to correct deficiencies identified by securities authorities or similar securities regulatory authorities. All of the Halo Public Documents are publicly available on SEDAR. Halo has not filed any confidential material change report with any securities regulatory authority that at the date hereof remains confidential.

4.9 Solvency

Neither Halo nor Subco has committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any person holding any Encumbrance or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it. Neither the Halo nor Subco is an "insolvent person" within the meaning of the *Bankruptcy and Insolvency Act* (Canada).

ARTICLE 5
COVENANTS

5.1 Efforts

Each Party must do anything (including execute any document), or cause it to be done, that any other Party may reasonably require to give full effect to this Agreement and to satisfy the conditions to Closing under Article 6.

5.2 Confidentiality

5.2.1 Except with respect to an announcement pursuant to Section 8.10, no Party shall disclose this Agreement, any Ancillary Agreement, or any of the Contemplated Transactions to any Person except:

(a) to its board of directors, senior management, employees and legal, accounting, financial or other professional advisors, but, in each case only to the extent that such representatives have been informed of the confidential nature of such information and are bound by an obligation to maintain the confidentiality of such information;

(b) as is required to enforce its rights or the obligations of another Party under this Agreement or any Ancillary Agreement; or

(c) as may be required by any Applicable Laws and, then, only in compliance with Section 5.2.2.

5.2.2 In the event that a Party or any of its representatives is required by law in any proceeding to disclose this Agreement, any Ancillary Agreement, or the Contemplated Transactions, that Party will provide the other Parties with prompt prior notice so that the other Parties (or any of them) may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that no other Party is able to obtain such protective order or other appropriate remedy, the first Party will furnish only that portion of this Agreement, any Ancillary Agreement, or the Contemplated Transactions which it is advised by a written opinion of counsel is legally required, and will give the other Parties written notice of the information to be disclosed as far in advance as practicable, and will exercise commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information so disclosed.

5.3 Expenses

Each Party will bear and pay all of its costs and expenses (including the fees and expenses of its counsel, accountants and other advisors) incurred in connection with this Agreement, the Ancillary Agreements and the Contemplated Transactions.

5.4 Further Assurances

At any time, and following the Closing, at the reasonable request of any Party, each Party will execute and deliver, or cause to be executed and delivered, such other documents and instruments and will take, or cause to be taken, such further or other actions as any other Party may reasonably request or as otherwise may be reasonably necessary or desirable to evidence and make effective the Contemplated Transactions.

5.5 Halo Shares

Halo covenants and agrees that it will use commercially reasonable efforts to maintain the listing of the Halo Shares on the NEO Exchange for a period of at least 12 months from the Effective Date.

5.6 Conduct of Business

On and from the Agreement Date until the Effective Time, except as otherwise provided in this Agreement, as necessary to complete the Contemplated Transactions, or as otherwise agreed by the Parties in writing, each Party will:

(a) conduct its business in the usual and ordinary course of business consistent with past practice;

(b) not enter into any transaction, or take any other corporate or business action, out of the ordinary course of its business;

(c) not reserve, allot, create, issue or distribute any securities, other than: (i) securities issuable upon the exercise, conversion or exchange of previously issued securities; or (ii) stock options granted under an existing stock option plan;

(d) not declare or pay distributions, dividends or special bonuses on any of its shares or make any other issue, payment or distribution to the holders of its securities including, without limitation, the issue, payment or distribution of any of its assets or property to such holders;

(e) not authorize or take any action to amalgamate, merge, reorganize, effect an arrangement, liquidate, dissolve, wind-up or transfer all or substantially all of its undertaking or assets to another corporation or entity; and

(f) not reclassify any outstanding securities or change such securities into other shares or securities or effect any other capital reorganization or amend the designation of or the rights, privileges, restrictions or conditions attaching to such securities.

ARTICLE 6
CONDITIONS PRECEDENT

6.1 Conditions to the Obligations of the Parties

The obligations of the Parties to complete the Contemplated Transactions are subject to the satisfaction or (to the extent permitted by Applicable Laws) waiver by the Parties on or prior to the Effective Date, of each of the following conditions:

(a) Governmental Approvals. All consents, approvals and actions of or by, and all filings with and notifications to, any Governmental Authority required to complete the Contemplated Transactions will have been obtained, taken or made, as applicable, and will remain in full force and effect.

(b) No Prohibitions. No provision of any Applicable Laws will prohibit or otherwise challenge the legality or validity of the Contemplated Transactions.

6.2 Conditions to the Obligations of Elegance Parties

The obligations of the Elegance Parties to complete the Contemplated Transactions are subject to the satisfaction or (to the extent permitted by Applicable Laws) waiver by the Elegance Parties on or prior to the Effective Date, of each of the following conditions:

(a) Accuracy of Representations and Warranties. Each of the representations and warranties of Halo and Subco in this Agreement; (i) that is qualified by materiality will be true and correct in all respects; and (ii) that is not so qualified will be true and correct in all material respects, in each case at and as of the Effective Date as if made on and as of the Effective Date (except to the extent that any such representations and warranties speak expressly as of an earlier date, in which case they will be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).

(b) Performance of Covenants. Halo and Subco will have performed or complied in all material respects with all covenants, agreements and obligations required by this Agreement to be performed or complied with by Halo and Subco on or prior to the Effective Date.

(c) Certificate of Compliance. Halo will have delivered to the Elegance Parties a certificate dated the Effective Date, signed by an authorized officer of Halo, certifying as to the satisfaction of the conditions in Section 6.2(a) and Section 6.2(b).

(d) Board & Shareholder Approval. The board of directors of Halo and Subco will have approved the Contemplated Transactions, including a resolution of Halo as the shareholder of Subco approving the Amalgamation.

(e) Third Party Consents. Halo and Subco will have obtained the written consents of, or given notifications (to the extent only notification is required) to, the NEO Exchange, and any other third party or governmental authority that requires consent or notification under Applicable Law, in each case in form and substance reasonably satisfactory to Elegance, and all such consents will remain in full force and effect.

(f) Halo Shares. Halo will have delivered to the Vendor a copy of the treasury order instructing its transfer agent to issue the Payment Shares pursuant to Section 2.3.3(a).

(g) Receipt of Closing Deliveries. Halo and Subco will have executed and delivered, or caused to be executed and delivered, all of the agreements, certificates and other documents specified in Section 2.7, all in form and substance reasonably satisfactory to Elegance.

6.3 Conditions to the Obligations of Halo and Subco

The obligations of Halo and Subco to complete the Contemplated Transactions are subject to the satisfaction or (to the extent permitted by Applicable Laws) waiver by Halo, on or prior to the Effective Date, of each of the following further conditions:

(a) Accuracy of Representations and Warranties. Each of the representations and warranties of the Elegance Parties in this Agreement (i) that is qualified by materiality will be true and correct in all respects; and (ii) that is not so qualified will be true and correct in all material respects, in each case at and as of the Effective Date as if made on and as of the Effective Date (except to the extent that any such representations and warranties speak expressly as of an earlier date, in which case they will be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).

(b) Performance of Covenants. Elegance, Newco, and the Vendor will have performed or complied in all material respects with all covenants, agreements and obligations required by this Agreement to be performed or complied with by Elegance, Newco, or the Vendor on or prior to the Effective Date.

(c) Certificate of Compliance. The Elegance Parties will have delivered to Halo a certificate dated the Effective Date, signed by Elegance, the Vendor, and Newco certifying as to the satisfaction of the conditions set forth in Section 6.3(a) and Section 6.3(b).

(d) Board & Shareholder Approval. The board of directors of each Elegance Party will have approved the Contemplated Transactions, including a resolution of the Vendor as the shareholder of Newco approving the Amalgamation.

(e) No Outstanding Securities. As of Closing there will be no outstanding securities of Newco which are convertible into or exercisable or exchangeable for Newco Shares or other securities of Newco.

(f) Elegance Shares. Elegance will have delivered to Halo a copy of the stock certificate and the Elegance share register evidencing the issuance of the Elegance Shares to Newco.

(g) Receipt of Closing Deliveries. The Elegance Parties will have executed and delivered, or caused to be executed and delivered, all of the agreements, certificates and other

documents specified in Section 2.6, all in form and substance reasonably satisfactory to Halo.

ARTICLE 7
TERMINATION

7.1 Grounds for Termination

Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

(a) by the mutual written agreement of the Parties;

(b) by a Party if the Closing has not occurred on or before June 30, 2021 (or such later date as may be agreed to in writing by the Parties); provided, however, that the right to terminate this Agreement under this Section 7.1(b) will not be available to any Party whose failure to fulfill any obligation under, or breach of any provision of, this Agreement will have been the cause of, or will have resulted in, the failure of the Closing to occur on or before the applicable date.

7.2 Notice of Termination

Any Party desiring to terminate this Agreement pursuant to Section 7.1 will give written notice of such termination to the other Parties to this Agreement in accordance with Section 8.2, specifying the provision(s) pursuant to which such termination is effective.

7.3 Effect of Termination

If this Agreement is terminated pursuant to this Article 7, this Agreement will forthwith become void and of no further force and effect and all rights and obligations of the Parties hereunder will be terminated without further liability of any Party to any other Party; provided, however, that:

(a) the provisions of Sections 5.2 and 7.3, Article 1 and Article 8, and the rights and obligations of the Parties thereunder, will survive any such termination; and

(b) nothing herein will relieve any Party from liability for willful or intentional breach, any Fraud Claim or any other liability arising prior to such termination under this Agreement prior to the date of termination.

ARTICLE 8
GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Covenants

The representations, warranties or covenants contained in this Agreement shall survive the Effective Time for a period of one year unless otherwise specified in this Agreement.

8.2 Notices

Any notice, direction or other communication given regarding the matters contemplated by this Agreement (each a "**Notice**") must be in writing, sent by personal delivery, courier or email transmission (provided that the sender of such email transmission does not receive a delivery failure notice from the intended recipient in respect of such email transmission), or similar means of recorded electronic communication, addressed as follows:

(a) If to the Halo Parties, to:

Halo Collective, Inc.
65 Queen Street West, Suite 805
Toronto, Ontario M5H 2M5

<u>Attention</u>: Philip van den Berg
Email: philip@halocanna.com

with a copy to:

Dentons Canada LLP
77 King Street West, Suite 400, TD Centre
Toronto, ON M5K 0A1

<u>Attention</u>: Eric Foster
Email: eric.foster@dentons.com

(b) If to the Elegance Parties, to:

Elegance Brands Inc.
9100 Wilshire Blvd., 362W, Beverly Hills, CA 90212

<u>Attention</u>: Raj Beri, Founder, Chairman & CEO
Email: raj@elegance-brands.com

with a copy to:

CC Corporate Counsel Professional Corporation
20 Great Gulf Drive, Suite 218
Vaughan, Ontario, Canada, L4K 0K7

<u>Attention:</u> Michael Bluestein
Email: mbluestein@corpcounsel.ca

Subject to the foregoing, a Notice is deemed to be given and received on the date on which it was delivered or transmitted if it is a Business Day and the delivery or transmission was made prior to 6:00 p.m. (local time in place of receipt) and otherwise on the next Business Day.

8.3 Counterparts

This Agreement and the Ancillary Agreements may be executed and delivered (including by facsimile, "pdf", DocuSign, or other electronic transmission) in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.4 Amendments and Waivers

This Agreement may not be amended except by an instrument in writing signed by each Party. No course of conduct or failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, and all waivers must be made in writing by the Party granting the waiver, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.5 Severability

Wherever possible, each provision hereof will be interpreted in such manner as to be effective and valid under Applicable Laws, but if any one or more of the provisions contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision will be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

8.6 Assignment; Successors and Assigns

Neither this Agreement nor any of the rights, interests or obligations of any Party hereunder may be assigned, delegated or otherwise transferred by such Party, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each other Party and any attempt to make any such assignment, delegation or other transfer without such consent will be null and void; provided, however, that Halo may assign its rights, interests and obligations under this Agreement and the Ancillary Agreements, without the consent of the other Parties, to any Person who acquires all or substantially all of the assets and business of Halo or to any Affiliate of Halo, subject to the assumption in writing by such Person or Affiliate of Halo's obligations hereunder; and provided, further, that Halo may assign or encumber this Agreement or any of its rights and obligations hereunder as security for any Indebtedness of Halo or its Affiliates without the consent of the other Parties. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

8.7 No Third Party Beneficiaries

Nothing in this Agreement, express or implied, is intended or will be construed to confer upon any third party, other than the signatories to this Agreement and their respective successors and assigns permitted by Section 8.6, any right, remedy or claim under or by reason of this Agreement.

8.8 Governing Law

This Agreement and all disputes and controversies relating to or arising out of this Agreement is governed by and will be interpreted and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each signatory to this Agreement irrevocably attorns and submits to the non-exclusive jurisdiction of the British Columbia courts situated in the City of

Vancouver (and appellate courts therefrom) and waives objection to the venue of any proceeding in such court or that such court provides an inappropriate forum.

8.9 Interpretation; Absence of Presumption

8.9.1 The defined terms and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement, except to the extent otherwise provided herein or that the context otherwise requires:

(a) words used in the singular include the plural and words in the plural include the singular;

(b) reference to any gender includes the other gender;

(c) the words "include", "includes" and "including" will be deemed to be followed by the words "without limitation";

(d) the words "herein", "hereof", "hereto", "hereunder" and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(e) reference to any Article, Section, Exhibit or Schedule will mean such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(f) reference to any Applicable Laws will mean such Applicable Laws (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability; and

(g) references to "$US" is to the lawful currency of the United States.

Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder will fall upon a day that is not a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

8.9.2 Each Party acknowledges and agrees that the Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

8.10 Announcements

None of the Parties may make a press release, public statement or announcement or other public disclosure in respect of this Agreement, the Ancillary Agreements or the Contemplated Transactions without the prior written consent of the other Parties, unless required by Applicable Law or a Governmental Authority, and the Elegance Parties hereby acknowledge and consent to Halo's press release and continuous disclosure filings required by Applicable Law including upon the signing of this Agreement and upon closing the Contemplated Transactions.

8.11 Entire Agreement

This Agreement (including the Exhibits) and the Ancillary Agreements contain the complete agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, whether written or oral, with respect to the subject matter hereof and thereof. This Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten or oral agreements between the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered as of the date first written above.

HALO COLLECTIVE INC.

By: DocuSigned by: Kiran Sidhu 5EB8AB4BF9D84CA...

Name: Kiran Sidhu

Title: Chief Executive Officer

1307296 B.C. LTD

By: DocuSigned by: Kiran Sidhu 5EB8AB4BF9D84CA...

Name: Kiran Sidhu

Title: Director

ELEGANCE BRANDS, INC.

By: ______________________________

Name: Raj Beri

Title: CEO

1304521 B.C. LTD

By: ______________________________

Name: Sahil Beri

Title: Director

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered as of the date first written above.

HALO COLLECTIVE INC.

By: ______________________

Name: Kiran Sidhu

Title: Chief Executive Officer

1307296 B.C. LTD

By: ______________________

Name: Kiran Sidhu

Title: Director

ELEGANCE BRANDS, INC.

By: ______________________

Name: Raj Beri

Title: CEO

1304521 B.C. LTD

By: ______________________

Name: Sahil Beri

Title: Director

1304525 B.C. Ltd

By: ______________________________

Name: Sahil Beri

Title: Director

Exhibit A
Registration Instructions

Name	Address	Email and Phone Number
1304525 B.C. Ltd	777 HORNBY STREET SUITE 600 VANCOUVER BC V6Z 1S4 CANADA	(E) raj@elegance-brands.com (M) +1 (310) 999 9058

Exhibit B
Form of Amalgamation Agreement

Please see attached.

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT is made as of the day of June 2021

AMONG:

HALO COLLECTIVE INC.
a corporation incorporated under the laws of British Columbia
("**Halo**");

- and -

1307296 B.C. LTD a corporation incorporated under the laws of British Columbia ("**Subco**")

- and -

1304525 B.C. LTD
a corporation incorporated under the laws of British Columbia
("**Elegance Subco**")

- and -

1304521 B.C. LTD
a corporation incorporated under the laws of British Columbia
("**Newco**")

WHEREAS Subco and Newco have agreed to combine their businesses and assets pursuant to the Acquisition Agreement (as defined herein);

AND WHEREAS Newco and Subco are each incorporated under the *Business Corporations Act*, S.B.C. 2002, c. 57 ("**BCBCA**"), on May 10, 2021 and May 26, 2021 respectively;

AND WHEREAS the authorized capital of Newco consists of an unlimited number of Newco Shares without par value, of which 1,000 Newco Shares are the only issued and outstanding shares of Newco at the date hereof as fully paid and non-assessable shares;

AND WHEREAS Elegance Subco, a wholly owned subsidiary of Elegance Brands, Inc., is the registered and beneficial owner of all the issued and outstanding Newco Shares;

AND WHEREAS the authorized capital of Subco consists of an unlimited number of Subco Shares without par value of which 100 Subco Shares are issued and outstanding at the date hereof as fully paid and non-assessable shares;

AND WHEREAS Halo is the registered and beneficial owner of all the issued and outstanding Subco Shares;

AND WHEREAS pursuant to the Acquisition Agreement, by the Effective Date, Elegance Brands, Inc. has agreed to sell to Newco the Equipment, enter into the Product Licensing and

Training Agreement with Newco, and issue the Elegance Shares to Newco; and Elegance Brands, Inc will issue a warrant to Halo for the purchase of common shares in Elegance.

AND WHEREAS, pursuant to the Acquisition Agreement and under the BCBCA, Newco and Subco wish to amalgamate and continue as Amalco (as defined herein), which shall become a wholly owned subsidiary of Halo, and Halo shall issue to Elegance Subco the Halo Shares.

AND WHEREAS Elegance Subco, Newco, Halo and Subco have each made full disclosure to the other of all their respective assets and liabilities;

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties agree as follows:

1. Interpretation

In this Agreement, including the recitals hereto, the following words and expressions shall have the respective meanings ascribed to them below:

"**Acquisition Agreement**" means the acquisition agreement dated ● June 2021 between Newco, Subco, Halo, Elegance Brands, Inc., and Elegance Subco.

"**Agreement**" means this agreement, its recitals and exhibits, as the same may be amended, modified or supplemented from time to time.

"**Amalco**" means the corporation resulting from the Amalgamation, which shall be named 1307296 B.C. Ltd.

"**Amalco Shares**" means the common shares in the share capital of Amalco.

"**Amalgamating Corporations**" means Newco and Subco and "**Amalgamating Corporation**" means either of them as applicable.

"**Amalgamation**" means the amalgamation of the Amalgamating Corporations pursuant to the provisions of the BCBCA in the manner contemplated in and pursuant to this Agreement.

"**Amalgamation Application**" means the amalgamation application in the form annexed hereto as Exhibit "A" submitted to the Registrar in accordance with section 275 of the BCBCA giving effect to the Amalgamation.

"**BCBCA**" has the meaning in the Preamble to this Agreement.

"**Certificate of Amalgamation**" means the certificate of amalgamation to be issued by the registrar in respect of the Amalgamation.

"**Effective Date**" means the date shown on the Certificate of Amalgamation.

"**Effective Time**" means the time of completion of the Amalgamation.

"**Elegance Shares**" means 9,333,333 Class A Common Shares, $0.0001 per share, of Elegance Brands, Inc. issued by Elegance Brands, Inc. to Newco on or prior to the Effective Date pursuant to the Acquisiton Agreement.

"**Equipment**" means the equipment owned by Elegance Brands Inc. and sold to Newco on or prior to the Effective Date pursuant to the Acquisition Agreement.

"**Halo Shares**" means the number of common shares (rounded down to the nearest whole number) in the capital of Halo determined by dividing (a) Seven Million Three Hundred Thousand US Dollars (US$7,300,000), by (b) the greater of the VWAP of the common shares in the capital of Halo during the VWAP Period, as traded on the NEO Exchange, or the minimum price permitted by the NEO Exchange.

"**Newco Shares**" means the common shares in the capital of Newco.

"**Parties**" means Elegance Subco, Newco, Subco and Halo, and "**Party**" means each of them as applicable.

"**Product Licensing and Training Agreement**" means the agreement made on or prior to the Effective Date between Elegance Brands, Inc. and Newco under the Acquisition Agreement, pursuant to which Elegance Brands, Inc. licenses certain intellectual property to Newco.

"**Subco Shares**" means the common shares in the capital of Subco.

"**Transfer Agent**" means Odyssey Trust Company at its principal office in Toronto, Ontario.

"**VWAP**" means the volume weighted average closing prices of Halo Shares, as traded on the NEO Exchange during the VWAP Period.

"**VWAP Period**" means the VWAP of Halo Shares, as traded on the NEO Exchange for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Effective Date.

2. Paramountcy

In the event of any conflict between the provisions of this Agreement and the provisions of the Acquisition Agreement, the provisions of this Agreement shall prevail.

3. Agreement to Amalgamate

Each of the Parties hereby agrees to the Amalgamation such that the Amalgamating Corporations shall amalgamate to create and continue as Amalco under the provisions of Section 270 of the BCBCA, on the terms and conditions set out in this Agreement.

4. Filing of Articles

Following the approval of this Agreement by the shareholders of the Amalgamating Corporations in accordance with the BCBCA, and in accordance with the terms and conditions of the Acquisition Agreement, including the satisfaction or waiver of all conditions precedent set

forth in the Acquisition Agreement, the Amalgamating Corporations shall, jointly and together, file the Amalgamation Application with the registrar as provided under the BCBCA.

5. Conditions Precedent to the Amalgamation

The Amalgamation is subject to the satisfaction or waiver by the Party entitled to make such waiver, of the conditions precedent set out in the Acquisition Agreement. The signing and delivery of the Amalgamation Application by Newco and Subco shall be conclusive evidence that such conditions have been satisfied to the satisfaction of Newco and Halo, or waived by the Party entitled to make such waiver, and that Newco and Subco may amalgamate in accordance with the provisions of this Agreement.

6. Amalgamation Events

Pursuant to the Amalgamation, at the Effective Time:

(a) Newco and Subco shall be amalgamated and continue as Amalco;

(b) each issued and outstanding Subco Share shall be exchanged for one (1) fully paid and non-assessable Amalco Share;

(c) the issued and outstanding Newco Shares shall be exchanged for the Halo Shares;

(d) all of the property and assets of each of Newco and Subco shall be the property and assets of Amalco and Amalco shall be liable for all of the liabilities and obligations of each of Newco and Subco, including civil, criminal and quasi criminal, and all contracts, liabilities and debts of Subco and Newco;

(e) all rights of creditors against the property, assets, rights, privileges and franchises of Subco and Newco and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of Subco and Newco shall thenceforth attach to and be enforced against Amalco; and

(f) no action or proceeding by or against Subco or Newco shall abate or be affected by the Amalgamation but, for all purposes of such action or proceeding, the name of Amalco shall be substituted in such action or proceeding in place of Subco or Newco, as the case may be.

7. Amalgamation Application

The Amalgamation Application shall be in the form annexed hereto **as Exhibit "A"**.

8. Name

The name of Amalco shall be a numbered assigned by the registrar under the BCBCA.

9. Registered Office

The registered and records offices of Amalco shall be located at the offices of Dentons Canada LLP, 20th Floor, 250 Howe Street, British Columbia, Canada, V6C 3R8.

10. Authorized Capital

The authorized capital of Amalco shall consist of an unlimited number of Amalco Shares with no par value, and with no special rights or restrictions attached, as set out in the "Notice of Articles" section of Exhibit "A".

11. Share Transfer Restrictions

The Amalco Shares shall be subject to restrictions on transfer as set out in the Articles of Amalgamation annexed hereto as Exhibit "B".

12. Business

There shall be no restrictions on the business which Amalco is authorized to carry on or the powers which Amalco may exercise.

13. Number of Directors

The board of directors of Amalco shall consist of not less than one (1) and not more than ten (10) directors, the exact number of which shall be determined by the directors from time to time.

14. First Director

The first director of Amalco shall be the person whose name and address appears below:

Name	Address
Kiran Sidhu	65 Queen Street West, Suite 805 Toronto, ON M5H 2M5

15. Articles

The articles of Amalco shall be, to the extent not inconsistent with this Agreement, the articles of Subco, until repealed or amended. The Articles of Amalgamation of Amalco shall be in the form annexed hereto as Exhibit "B".

16. Stated Capital

The stated capital account in the records of Amalco for the Amalco Shares shall be equal to the stated capital attributed to the Newco Shares and the Subco Shares, determined immediately before the Amalgamation.

17. Delivery of Securities Following Amalgamation

As soon as practicable after the Effective Time:

(a) Amalco shall issue certificates representing the appropriate number of Amalco Shares to Halo.

(b) Halo shall cause to be issued electronic positions representing the Halo Shares to Elegance Subco by causing the Transfer Agent to forward to Elegance Subco a confirmation of a non-certificated electronic position transfer representing the Halo Shares.

18. Termination

Subject to the terms of the Acquisition Agreement, this Agreement may be terminated by the board of directors of each of the Amalgamating Corporations, notwithstanding the approval of this Agreement by the shareholders of the Amalgamating Corporations, at any time prior to the issuance of the Certificate of Amalgamation. If this Agreement is terminated pursuant to this section, this Agreement shall forthwith become void and of no further force and effect.

19. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each Party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia sitting in and for the city of Vancouver in respect of all matters arising under or in relation to this Agreement.

20. Further Assurances

Each of the Parties agrees to execute and deliver such further instruments and to do such further reasonable acts and things as may be necessary or appropriate to carry out the intent of this Amalgamation Agreement.

21. Time of the Essence

Time shall be of the essence of this Agreement.

22. Amendments

This Agreement may only be amended or otherwise modified by written agreement executed by the Parties.

23. Counterparts

This Agreement may be signed in counterparts (including counterparts by facsimile or other electronic transmission), and all such signed counterparts, when taken together, shall constitute one and the same agreement, effective on this date.

[*Signature page follows*]

IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized officers as of the day and year first above written.

HALO COLLECTIVE INC.

By: ______________________________
Kiran Sidhu
Chief Executive Officer

1307296 B.C. LTD

By: ______________________________
Kiran Sidhu
Director

1304525 B.C. LTD

By: ______________________________
Sahil Beri
Director

1304521 B.C. LTD

By: ______________________________
Sahil Beri
Director

EXHIBIT "A"
AMALGAMATION APPLICATION

(TO BE INSERTED)

EXHIBIT "B"
ARTICLES OF AMALGAMATION

(TO BE INSERTED)

Exhibit C
Form of Product Licensing and Training Agreement

Please see attached.

PRODUCT LICENSING AND TRAINING AGREEMENT

THIS AGREEMENT is made and is effective as of the __ day of _______ 2021

BETWEEN:

ELEGANCE BRANDS, INC., a corporation organized under the laws of the state of Delaware

(**"Licensor"**)

and

1304521 B.C. Ltd., a limited company organized under the laws of the province of British Columbia (**"Licensee"**)

WHEREAS:

A. Licensor holds certain Defined Intellectual Property Rights (as defined herein) including branding materials, formulations and manufacturing technology relating to the production of certain Licensor Beverage Products (as defined herein);

B. Licensee desires to engage in the Commercializing (as defined herein) of Cannabis Beverage Products subject to certain Regulatory Approvals (as defined herein);

C. Licensor wishes to license the Defined Intellectual Property Rights to Licensee, train Licensee with respect to cannabis beverage manufacturing, and Licensee wishes to license the Defined Intellectual Property Rights from Licensor; and

D. Licensee, Halo Collective Inc., a corporation organized under the laws of the province of Ontario ("**Halo**"), 1307296 B.C. Ltd., 1304525 B.C. Ltd and Licensor have entered into the Acquisition Agreement (as defined herein) and upon consummation of the transactions contemplated thereby Licensee shall become a wholly-owned subsidiary of Halo;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and subject to the terms and conditions hereinafter set out, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Agreement, and in addition to the words and terms that are defined elsewhere in this Agreement, the following words and terms shall have the indicated meanings:

"**ABS**" means Australian Boutique Spirits Pty Ltd., a corporation organized under the laws of Australia and an Affiliate of Licensor.

"**Acquisition Agreement**" shall mean the acquisition agreement and related amalgamation agreement dated of even date herewith among Licensor, Halo, 1307296 B.C. Ltd., Licensee, and 1304525 B.C. Ltd., a wholly-owned subsidiary of Licensor, pursuant to which Halo, through its wholly owned subsidiary,

1307296 B.C. Ltd., has agreed to acquire all of the issued shares in the capital of the Licensee in exchange for common shares in the capital of Halo to 1304525 B.C. Ltd., being the shareholder vendor of Licensee, by way of a three-cornered amalgamation under the British Columbia *Business Corporations Act, S.B.C. 2002*, c. 57.

"**Affiliate**" means any Person or entity controlling, controlled by or under common control with, a party to this Agreement, such control being exercised through the ownership or control, directly or indirectly of the voting power of the shares entitled to vote for the election of directors or other governing authority of such entity as of the date of this Agreement or hereafter, provided that such Person or entity shall be considered an Affiliate of that party only during the time such ownership or control exists. An Affiliate of one Person is an Affiliate of another Person if they are both Affiliates of a third Person.

"**Agreement**" means this product licensing and training agreement between the Parties and includes all attached schedules.

"**Applicable Law**" means, in relation to any Person, agreement, property, transaction, event or other matter, all applicable laws, statutes, Regulatory Approvals, ordinances, decrees, rules, regulations, by-laws, legally enforceable policies, codes or guidelines, judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, directives, rulings, subpoenas, or awards, and conditions of any grant or maintenance of any approval, permission, certification, consent, registration, authority or licence, any applicable or state pricing policies, and any other requirements of any Governmental Authority, by which such Person is bound or having application to the matter in question, including (a) in the State of Oregon, *the Chapter 475B of the Oregon Revised Statutes and the Oregon Medical Marihuana Act*, as the same may be amended from time to time (collectively, the "**Oregon Act**"), (b) in the State of California, the *Medicinal and Adult-Use Cannabis Regulation and Safety Act*, as amended, and all regulations promulgated thereunder, as the same may be amended from time to time (the "**California Act**"), (c) in the state of Nevada, Title 56 Nevada Revised Statutes 678A through D, as amended and all regulations promulgated thereunder (the "**Nevada Act**") and (d) similar legislation in cities in those states that are included in the Territory, and any amendments or supplements to, or all replacements and substitutions of, any of the foregoing. Applicable Law excludes United States federal laws related to cannabis, marijuana, CBD, or THC.

"**Business Day**" means any day except a Saturday, a Sunday, or a statutory holiday in California.

"**Cannabis Beverage Products**" means the Licensor Beverage Products and any other THC or CBD infused beverages that Licensee or its Affiliate may manufacture or license for manufacture.

"**CBD**" means cannabidiol.

"**Commercialization**" means manufacture and sale, including through third party manufacturers and distributors.

"**Confidential Information**" means any documents, data, and other information that is confidential to the other Party, including information that is disclosed by the other Party and which is identified by such disclosing Party as "Confidential", but does not include information that: (a) was already known to the receiving Party at the time of disclosure, (b) was obvious, readily ascertainable, published, generally available to the public, or part of the public domain at the time of its disclosure, (c) became obvious, readily ascertainable, published, generally available to the public, or part of the public domain after its disclosure to the receiving Party through no act or omission of the receiving Party, (d) was disclosed to the receiving Party by a third party who was not known to the receiving Party (after reasonable inquiry) to have obligations restricting disclosure of such information, (e) was independently developed by the receiving

Party without any use of Confidential Information of the disclosing Party, (f) was obvious, readily ascertainable, or generally available to a person having ordinary skill in the art of cannabis-related beverage formulations, or (g) is required to be disclosed by Applicable Law, including pursuant to the terms of a court order; provided however, that the receiving Party has given the disclosing Party prior written notice of such disclosure and an opportunity to contest such disclosure and to seek a protective order or other remedy.

"**Contemplated Transactions**" has the meaning ascribed to it in the Acquisition Agreement.

"**Defined Intellectual Property Rights**" has the meaning ascribed to it in Section 2.1.1 hereof and does not include any information that (a) is already known to the receiving Party, (b) is obvious, readily ascertainable, published, generally available to the public, or part of the public domain, (c) is obvious, readily ascertainable, published, generally available to the public, or part of the public domain, (d) is disclosed to the receiving Party by a third party who was not known to the receiving Party (after reasonable inquiry) to have obligations restricting disclosure of such information, (e) is independently developed by the receiving Party or a third party, (f) was obvious, readily ascertainable, or generally available to a person having ordinary skill in the art of cannabis-related beverage formulations.

"**Effective Date**" means the effective date of this Agreement as indicated on page one (1).

"**Governmental Authority**" means within the Territory any, state or local, and as applicable in the circumstances, any foreign: (a) government; (b) court, arbitral or other tribunal or governmental or quasi-governmental authority of any nature (including any governmental agency, political subdivision, instrumentality, branch, department, official, or entity); (c) body or other instrumentality exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature pertaining to government; or (d) any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange.

"**Improvement**" means any technological development, advancement, or other innovation, whether deliberately or unintentionally developed, created, conceived, or otherwise innovated, that depends upon Defined Intellectual Property Rights and is not a Joint Improvement.

"**Intellectual Property Rights**" means all industrial and other intellectual property rights comprising or relating to (a) trademarks and copyrights; (b) internet domain names, registered by any authorized private registrar or Governmental Authority, web addresses, web pages, website and URLs; (c) works of authorship, expressions, designs and industrial design registrations, whether or not copyrightable, including copyrights and copyrightable works, software and firmware, data, data files, and databases and other specifications and documentation; (d) inventions, discoveries, trade secrets, business and technical information, know-how, databases, data collections, patent disclosures and other confidential or proprietary information; and (e) all industrial and other intellectual property rights, and all rights, interests and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered.

"**Joint Improvement**" means any technological development, advancement, or other innovation, whether deliberately or unintentionally developed, created, conceived, or otherwise innovated that both Parties contributed to developing, creating, conceiving, or otherwise innovating.

"**Licensed Products**" means Cannabis Beverage Products that depend upon Defined Intellectual Property Rights and are infused with THC under Regulatory Approval as required by Applicable Law in the

Territory. For the avoidance of doubt, Licensed Products do not include Hemp-derived CBD beverage products containing no added THC.

"**Licensor Beverage Products**" means the full range of THC infused beverages that Licensor or its Affiliate, including ABS, manufacture or license for manufacture including the beverages currently named (a) ***High Life THC infused cocktails***, (b) ***Avco THC Infused Seltzer***, (c) ***Zen THC Infused Seltzer***, (d) ***Life Brew***, non-alcoholic THC infused beer drink, (e) ***Island THC infused Coconut Water***, (f) ***Stoney Island THC Cold Brew Coffee***, (g) ***420 THC Lemonades***, (h) ***California THC Bitters***, and (i) any other THC infused beverage manufactured or licensed for manufacture by Licensor or its Affiliate, including ABS, which are deemed automatically added to the definition of Licensor Beverage Products when such beverages are developed for manufacture.

"**Licensor Intellectual Property Rights**" means Intellectual Property Rights owned, licensed, or otherwise held by Licensor.

"**Licensor Technology**" means specific and identifiable know-how, methods, trade secrets, manuals, specifications, processes, standard operating procedures, technology and other Confidential Information held by Licensor and protected by Licensor Intellectual Property Rights including the formulations for Licensor Beverage Products.

"**Material Breach**" has the meaning given in Sections 9.2.1 and 9.2.3.

"**Parties**" means, collectively, Licensee and Licensor, and "**Party**" means any of them individually, as applicable.

"**Person**" is to be broadly interpreted and includes an individual, a corporation, a partnership, a joint venture, a trust, an association, an unincorporated organization, a Governmental Authority, an executor, or administrator or other legal or personal representative, or any other juridical entity.

"**Quarter**" means each three-month period commencing on the 1st of January, the 1st of April, the 1st of July, and the 1st of October.

"**Regulatory Approval**" means any approval, consent, ruling, authorization, notice, permit or acknowledgement that may be required from any Governmental Authority pursuant to Applicable Law, for possession, distribution, marketing, promotion, use, offer for sale or sale of Cannabis Beverage Products or which is otherwise required under Applicable Law for the Parties to perform their obligations under this Agreement.

"**Term**" means the Initial Term and any Extension Term, as provided under Section 9.1 hereof.

"**Territory**" means California, Nevada, Oregon, and Washington.

"**THC**" means tetrahydrocannabinol.

1.2 Currency and Payment Methods

1.2.1 Unless otherwise indicated, all dollar amounts or "$" referred to in this Agreement are stated in US Dollars.

1.3 Headings

1.3.1 The division of this Agreement into articles, sections, subsections, paragraphs and clauses and the insertion of the recitals and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

1.4 Other Points of Interpretation

1.4.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a) words in the singular number include the plural and such words will be construed as if the plural had been used;

(b) words in the plural include the singular and such words will be construed as if the singular had been used; and

(c) words importing the use of any gender include all genders where the context or party referred to so requires, and the rest of the affected sentence will be construed as if the necessary grammatical and terminological changes had been made.

1.4.2 The term "including" (or any conjugation thereof) means including (or any conjugation thereof) without any limitation.

1.4.3 The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section, subsection, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Unless otherwise stated, all references in this Agreement to articles, sections, subsections, paragraphs, clauses, recitals, and schedules refer to articles, sections, subsections, paragraphs, clauses, recitals and schedules of and to this Agreement in which such reference is made.

1.4.4 Any reference to the "discretion" of a Party means the Party's sole, unfettered and independent discretion.

1.5 Business Days

1.5.1 If any period of time expires or any day on which action is to be taken under this Agreement falls on a day which is not a Business Day, such day will be deemed to refer to the next Business Day.

1.5.2 Unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the Business Day on which the period commences and including the Business Day on which the period ends.

1.6 Schedules

1.6.1 The following schedule forms part of this Agreement:

Schedule A – Defined Intellectual Property Rights

ARTICLE 2
INTELLECTUAL PROPERTY LICENSE AND SERVICES

2.1 License Grant

2.1.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee an exclusive, right and license to use and practice all Licensor Intellectual Property Rights, Licensor Technology, and Improvements including, for the avoidance of doubt, that which is listed in Schedule A attached hereto which may be supplemented from time to time by the Parties' mutual written agreement (the "**Defined Intellectual Property Rights**") for Commercializing Cannabis Beverage Products in the Territory (the "**License**"). The License granted pursuant to this Agreement is non-transferable and non-assignable, except that it may be transferred or assigned to an Affiliate of either Party.

2.1.2 Subject to the restrictions hereof, Licensee may sublicense the Defined Intellectual Property Rights to its Affiliates for any purpose beneficial to the Licensee that is related to Commercialization of the Cannabis Beverage Products. Licensee shall ensure that Confidential Information of Licensor, including the Licensor Technology, is protected by any sublicensee. Licensor shall provide training, support staff and advisors to assist and support Licensee and any Affiliate or third party sublicensees in implementing the Defined Intellectual Property Rights and the License.

2.1.3 Upon ten (10) Business Days' prior written notice to Licensee, Licensor may, at Licensor's discretion and at Licensor's sole cost, inspect any facility or site under Licensee's control in which the Licensor Technology is used. While at such facility or site, Licensor shall comply with all policies and procedures, including health and safety policies and procedures of Licensee. Licensee shall ensure that Licensor shall be allowed such access by any Licensee Affiliate or third-party manufacturer of the Licensed Products.

2.2 Manufacture and Sale of Cannabis Beverage Products

2.2.1 Licensee will use commercially reasonable efforts to manufacture or arrange for the manufacture by others of some or all of the Cannabis Beverage Products using the Defined Intellectual Property Rights or such other commercially reasonable methods as determined by Licensee in Licensee's discretion. Licensee's Cannabis Beverage Products may be manufactured using formulations provided by Licensor, subject to Section 12.1.1.

2.2.2 Licensee may Commercialize and exploit Cannabis Beverage Products in any manner it decides, in its sole discretion, including selling or arranging for the sale of Cannabis Beverage Products through beverage stores, distributors, or online websites. Licensee may sell or arrange for the sale of Cannabis Beverage Products into medical or adult use markets for Cannabis Beverage Products. For the avoidance of doubt, on the condition that they do not infringe upon Licensor's Intellectual Property Rights, Licensee has complete discretion over all branding, packaging, labeling, copyrights, and trademarks it uses when Commercializing Cannabis Beverage Products.

2.3 Elegance Materials and Training.

2.3.1 On the Effective Date or as soon thereafter as is reasonably practicable, Licensor will provide Licensee with copies of all materials and information related to the Defined Intellectual Property Rights, Licensor Beverage Products, and such materials as are otherwise reasonable necessary to effect the purposes of this Agreement and the License.

2.3.2 Upon Licensee's request, Licensor will also promptly provide at least one of its knowledgeable senior employees or officers to attend the facilities of the Licensee to fully train the Licensee, its Affiliates, and any other Licensee facility personnel on all operations, formulations, and manufacturing technology for the production and Commercialization of Cannabis Beverage Products.

2.4 Right of First Refusal.

2.4.1 Before Licensor or its Affiliates may enter any licensing agreement, agreement regarding the Defined Intellectual Property Rights, or any other agreement for the production, manufacturing, promotion, marketing, advertising, distribution or sale of a cannabis beverage in any territory outside the Territory, Licensor shall first provide Licensee at least sixty (60) days prior written notice with the right of first refusal whereby Licensee may elect, in its discretion, to add such territory to the Territory and add such beverage to this Agreement. Licensor and its Affiliates, members, managers and representatives shall not grant a third party a license to any Intellectual Property Rights for the production, manufacturing, promotion, marketing, advertising, distribution or sale of any cannabis product without Licensee's prior rejection of the foregoing right of first refusal

ARTICLE 3
ROYALTIES

3.1 Royalties

3.1.1 Licensee shall pay to Licensor an amount equal to two percent (2%) of the gross revenue received and collected by Licensee from each bona fide sale of a bar coded unit of a Licensed Product , less any amounts repaid or credited because of rejections, defects, or returns, (the "**Royalty**"). For the avoidance of doubt, Royalties under this Section 3.1.1 will only be charged once per individually saleable unit of Licensed Product.

3.2 Payments and Minimum Royalties

3.2.1 All payments made under this Agreement shall be made by way of wire transfer or other electronic funds transfer in immediately available funds in accordance with the account information provided for Licensor and Licensee.

3.2.3 The commencement of the first and all subsequent annual periods during which royalties are paid (each, a "**Royalty Period**") shall be determined based on the Effective Date. Each Royalty Period shall run for twelve (12) months after the end of the preceding Royalty Period, each starting the day after the anniversary of the Effective Date and ending on the next anniversary of the Effective Date.

3.2.4 All payments of Royalties shall be made Quarterly within thirty (30) days of the end of the previous Quarter in each Royalty Period.

3.2.5 During the first Royalty Period, Licensee shall pay a minimum Royalty of $1 in each state of the Territory and in each subsequent Royalty Period, Licensee shall pay a minimum Royalty of $1 in each state in the Territory ("**Minimum Royalty**"). For clarity, the Minimum Royalty for multiple states in the Territory shall be calculated based on the Royalties from each state. Amounts over $1 for the Royalty in one state may not be set off against deficits in other states. If Licensee fails to satisfy the Minimum Royalty in any state, Licensee may offer to pay Licensor for the deficiency in which case the Minimum Royalty for such state will be deemed to have been satisfied.

3.2.6 Beginning with the second Royalty Period and on the annual anniversary of the Effective Date thereafter, Licensee shall provide financial records relevant to all Royalties payable for the immediately preceding Royalty Period (the "**Annual Royalty Records**"). The Parties shall review the Annual Royalty Records and if, based on the Annual Royalty Records, the Parties determine that there was an overpayment or underpayment by Licensee to Licensor for the Royalty, the Party to whom a payment is owed shall provide the other Party an invoice for the Royalties owing (the "**Royalty Invoice**"). The Party to whom a payment is owed shall pay the Royalty Invoice no later than thirty (30) days after receiving the Royalty Invoice.

ARTICLE 4
REGULATORY MATTERS AND RECORDS

4.1 Record Keeping

4.1.1 The Parties shall comply with Applicable Law with respect to record keeping. The Licensee shall prepare and maintain up-to-date books and records for all Licensed Products and Royalties (the "**Records**"). All Records shall be recorded, maintained, and reported as required by Applicable Law. Where Applicable Law does not require maintaining the Records for at least six (6) years, the Parties shall maintain such Records for a minimum of six (6) years. Subject to the confidentiality obligations under this Agreement, each Party shall provide the other Party and any of its related third parties or Affiliates, including its accountants and other professional advisors, reasonable access to such Records for the purposes of carrying out obligations in this Agreement, upon request.

4.2 Audit Rights

4.2.1 Upon at least thirty (30) days' written notice, Licensor shall have the right, through an independent law firm or accounting firm reasonably acceptable to Licensee (the "**Auditor**"), to examine such Records or other information obtained during the audit (the "**Audit Materials**") as is necessary to verify and review all permitted sublicenses entered into by Licensee, and to confirm the amounts of the Royalties paid under this Agreement. Such right may be exercised a maximum of one (1) time during any Royalty Period. Such examination may be performed during normal business hours at Licensee's major place of business or at such other place as may be agreed upon by Licensor and Licensee. The Auditor may make summaries or copies of any sublicense agreements and Records solely for its use in performing the examination, and may communicate any Audit Materials to Licensor, provided that any such Audit Materials are treated as Confidential Information of Licensee.

ARTICLE 5
REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1 Representations, Warranties, and Covenants of Licensor

5.1.1 Licensor represents, warrants, and covenants to the Licensee that the following statements are true and correct, and acknowledges and confirms that Licensee is relying on such representations and warranties in connection with its execution and delivery of this Agreement and in meeting the obligations set out in this Agreement:

(a) Licensor is duly formed and validly existing under the laws of its jurisdiction of its formation;

(b) the execution and delivery of this Agreement and the consummation of the transactions

contemplated hereunder have been properly authorized by all necessary corporate action on the part of Licensor;

(c) this Agreement constitutes a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms and conditions;

(d) Licensor has full right, power and authority to enter into this Agreement and to complete the transactions contemplated hereunder;

(e) there is no action or proceeding pending or threatened against it before any court, administrative body or other tribunal which would have an adverse material effect on its ability to perform its obligations hereunder;

(f) any obligations, contractual or otherwise, of Licensor to any Person that might conflict, interfere or be inconsistent with this Agreement, if any, have been waived or terminated;

(g) no consent or approval of any Governmental Authority, or filing with or notice to, any Governmental Authority, court or other Person, is required in connection with the execution, delivery or performance of this Agreement by Licensor, except for any such consent, approval, filing or notice that would not have a materially adverse effect on either Party's ability to perform its obligations under this Agreement;

(h) as of the Effective Date, Licensor has not been and it is not currently subject to any bankruptcy event or insolvency, liquidation or dissolution for the benefit of its creditors or otherwise and Licensee is able to satisfy its liabilities as they become due;

(i) to Licensor's knowledge and belief, its obligations set out herein will not violate Applicable Law;

(j) Licensor is sole and exclusive legal and beneficial owner of the entire right, title, and interest in and to the Defined Intellectual Property Rights;

(k) the Defined Intellectual Property Rights are valid and enforceable;

(l) Licensor has all necessary right, power, and authority to grant Licensee the license to the Defined Intellectual Property Rights hereunder as required for Licensee to Commercialize the Defined Intellectual Property Rights and Licensor Beverage Products;

(m) to Licensor's knowledge and belief, the Defined Intellectual Property Rights will not violate, misuse, misappropriate or infringe on the rights of any third party; and

(n) Licensor will use commercially reasonable efforts to protect the Defined Intellectual Property Rights from unauthorized use in the Territory.

5.2 Representations, Warranties, and Covenants of Licensee

5.2.1 Licensee represents, warrants, and covenants to the Licensor that the following statements are true and correct, and acknowledges and confirms that Licensor is relying on such representations and warranties in connection with its execution and delivery of this Agreement and in meeting the obligations set out in this Agreement:

(a) Licensee is duly formed and validly existing under the laws of its jurisdiction of formation;

(b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been properly authorized by all necessary corporate action on the part of Licensee;

(c) this Agreement constitutes a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms and conditions;

(d) Licensee has full right, power and authority to enter into this Agreement and to complete the transactions contemplated hereunder;

(e) there is no action or proceeding pending or threatened against it before any court, administrative body or other tribunal which would have an adverse material effect on its ability to perform its obligations hereunder;

(f) any obligations, contractual or otherwise, of Licensee to any Person that might conflict, interfere or be inconsistent with this Agreement, if any, have been waived or terminated;

(g) to Licensee knowledge and belief, no consent or approval of any Governmental Authority, or filing with or notice to, any Governmental Authority, court or other Person, is required in connection with the execution, delivery or performance of this Agreement by Licensee, except for any such consent, approval, filing or notice that would not have a materially adverse effect on either Party's ability to perform its obligations under this Agreement;

(h) as of the Effective Date, Licensee has not been and it is not currently subject to any bankruptcy event or insolvency, liquidation, or dissolution for the benefit of its creditors or otherwise and Licensee is able to satisfy its liabilities as they become due; and

(i) Licensee will use commercially reasonable efforts to comply with Applicable Law related to the Cannabis Beverage Products in Commercializing the Defined Intellectual Property Rights.

5.3 Disclaimer of Warranty

5.3.1 EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, EACH PARTY MAKES NO REPRESENTATIONS, CONDITIONS, OR WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

ARTICLE 6
INDEMNITY AND LIMITATION OF LIABILITY

6.1 Indemnification of Licensee

6.1.1 Subject to the provisions of this Article 6 and Section 10.4.1, Licensor agrees to indemnify, defend, and hold harmless Licensee and its Affiliates and their respective directors, officers, employees and

agents (the **"Licensee Indemnified Persons"**) from and against any claim, demand, action, cause of action, damage, loss, cost, liability or expense which may be made or brought against Licensee Indemnified Persons, or which it may suffer or incur directly or indirectly (**"Licensee Claims"**), resulting from any claims arising out of: (a) Licensor's Material Breach of any of its obligations, warranties or representations hereunder; (b) any negligent act or omission, or willful misconduct, or fraud of Licensor, its Affiliates, or their respective officers, directors, employees, agents, representatives, successors, and assigns; or (c) any failure of Licensor, its Affiliates, or their respective officers, directors, employees, agents, representatives, successors, and assigns to comply with Applicable Law in the performance of any obligations hereunder. Notwithstanding the foregoing, Licensor shall not be required to indemnify, defend, and hold harmless Licensee Indemnified Persons from and against any Licensee Claims to the extent that such claims are directly caused by: (a) a Material Breach by Licensee of any of its obligations, warranties, or representations hereunder; or (b) the grossly negligent acts or omissions, willful misconduct, or fraud of Licensee Indemnified Persons.

6.2 Indemnification of Licensor

6.2.1 Subject to the provisions of this Article 6 and Section 10.4.1, Licensee agrees to indemnify, defend, and hold harmless Licensor and its Affiliates, and their respective directors, officers, employees and agents (the **"Licensor Indemnified Persons"**) from and against any claim, demand, action, cause of action, damage, loss, cost, liability or expense which may be made or brought against Licensor Indemnified Persons, or which it may suffer or incur directly or indirectly (**"Licensor Claims"**), resulting from any claims arising out of: (a) Licensee's Material Breach of any of its obligations, warranties or representations hereunder; (b) any negligent act or omission, willful misconduct, or fraud of Licensee, its Affiliates, any third party sublicensees or their respective officers, directors, employees, agents, representatives, successors, and assigns; or (c) any failure of Licensee, its Affiliates, any third party sublicensees or their respective officers, directors, employees, agents, representatives, successors, and assigns to comply with Applicable Law in the performance of any obligations hereunder. Notwithstanding the foregoing, Licensee shall not be required to indemnify, defend, and hold harmless Licensor Indemnified Persons from and against any Licensor Claims to the extent that such claims are directly caused by: (a) a Material Breach by Licensor of any of its obligations, warranties, or representations hereunder; or (b) the grossly negligent acts or omissions, willful misconduct, or fraud of Licensor Indemnified Persons.

6.3 Indemnification Procedures

6.3.1 Subject to Section 10.4.1, where a Party claims indemnification under this Agreement (the **"Indemnitee"**), it shall promptly notify the other Party (the **"Indemnitor"**) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees, or agents intend to claim such indemnification. The failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is materially prejudiced by such failure. The Indemnitor shall be entitled to control the defense of or settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor, provided, however, any settlement of such claims shall require the Indemnitee's prior written consent unless such settlement includes a full release of the Indemnitee, in which case no consent shall be required. The Indemnitee and its directors, officers, employees, and agents shall co-operate fully with the Indemnitor and its legal representatives in the investigation and defence of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

6.4 Insurance Policies

6.4.1 Licensor and Licensee shall each be responsible for obtaining such comprehensive general liability insurance including errors and omissions insurance, product liability insurance and public liability insurance (the "**Insurance**") as a reasonable and prudent person carrying on a similar type of business would acquire to carry out the terms of this Agreement, with minimum coverage to be determined between the Parties acting reasonably, with the such product liability coverage to be at least one million dollars ($1,000,000) per occurrence on a claims-made basis, and Licensee will maintain such product liability coverage with a third party commercial insurance carrier(s) rated A or better. The Insurance policy of Licensee shall name Licensor as a beneficiary for the indemnities defined in Section 6.2 of this Agreement.

6.4.2 Each Party shall take all reasonable steps to mitigate its losses upon and after becoming aware of any event that would reasonably be expected to give rise to any losses. Each Party agrees to promptly make a claim against any applicable insurance policies with respect to any loss which is covered by such insurance policies and any such losses shall be net of any insurance recoveries or payments received by the Party suffering the loss.

6.5 Limitations of Liability

6.5.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

ARTICLE 7
CONFIDENTIALITY

7.1 Confidential Information of the Parties

7.1.1 The Parties may from time to time exchange Confidential Information relevant to the Defined Intellectual Property Rights, Commercialization or other information relevant to this Agreement.

7.1.2 Licensee acknowledges and confirms that this Agreement and any non-public information provided by Licensor to Licensee relating to the Defined Intellectual Property Rights are Confidential Information of Licensor.

7.2 Obligations of Confidentiality

7.2.1 Subject to Section 9.5, during the Initial Term and Extension Term and for a period of two (2) years following termination or expiration of this Agreement, each Party shall maintain in confidence any Confidential Information of the other Party and shall not use or disclose such Confidential Information to any third party for any purpose whatsoever, except as required by Applicable Law or as expressly authorized under this Agreement other than to its directors, officers, employees, agents, advisors or potential investors on a need to know basis to perform such Party's obligations

under this Agreement or as may be necessary for Licensee to apply the Defined Intellectual Property Rights or which is provided to a transferee, sublicensee or assignee of a Party under this Agreement. Each Party agrees that it will take the same degree of care to protect the confidentiality of the other Party's Confidential Information as it takes to protect its own proprietary and Confidential Information. All Confidential Information supplied by one Party to the other to assist in carrying out the obligations hereunder, including the written materials, shall remain the property of supplying Party and shall be destroyed, or returned to the receiving Party upon written request after the termination of this Agreement.

7.3 Agreement to Injunctive Relief

7.3.1 The Parties acknowledge that any breach of Confidential Information shall result in immediate and irreparable damage to the discloser of such Confidential Information. The Parties acknowledge and admit that there is not an adequate remedy at law for such failure, and agree that in the event of such breach, the relevant Party shall be entitled to equitable relief by way of temporary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

ARTICLE 8
DISCLOSURE OF INFORMATION

8.1 Public Statements

8.1.1 Neither Party may make a press release, public statement or announcement or other public disclosure in respect of this Agreement without the prior written consent of the other Party, unless required by Applicable Law or a Governmental Authority, and the Parties hereby acknowledge and consent to Halo's press release and continuous disclosure filings required by Applicable Law including upon the signing of this Agreement and upon closing the Contemplated Transactions.

8.2 Compelled Disclosure

8.2.1 Notwithstanding Article 7 or this Article 8, each Party may disclose Confidential Information to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, or otherwise complying with Applicable Law, provided that if a Party is required by Applicable Law to make any such disclosure of the other Party's Confidential Information, the disclosing Party will promptly advise the other Party of the requirement to disclose and will furnish only that portion of the Confidential Information which is legally required and further, will exercise their commercially reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to such Confidential Information.

ARTICLE 9
TERM AND TERMINATION

9.1 Term

9.1.1 This Agreement shall have a term of one hundred and twenty (120) months from the Effective Date (the "**Initial Term**") unless terminated by either Party in accordance with this Article 9, provided that the Initial Term shall continue to apply as necessary in respect of outstanding payments owed in accordance with this Agreement.

9.1.2 The Term shall be automatically extended for an additional period of five (5) years (an "**Extension**

Term") unless Licensee provides notice in writing to Licensor that Licensee has elected not to extend the Initial Term at least three (3) months prior to the end of the Initial Term. Thereafter, each Extension Term shall be automatically extended for one additional period of five (5) years unless Licensee provides notice in writing to Licensor that Licensee has elected not to extend the Initial Term at least three (3) months prior to the end of that Extension Term

9.2 Termination due to Breach

9.2.1 This Agreement may be terminated by either Party in the event of a material breach by the other Party of any term, condition, obligation, warranty, or representation hereunder (a "**Material Breach**"), provided that the non-breaching Party shall first give to the breaching Party written notice of the proposed termination of this Agreement (a "**Breach Notice**"), which Breach Notice shall outline the grounds of the breach.

9.2.2 Upon receipt of a Breach Notice, the breaching Party shall have twenty (20) Business Days (the "**Cure Period**") to cure such breach to the satisfaction of the non-breaching Party acting reasonably. If the breaching Party does not cure the Material Breach within the Cure Period, the non-breaching Party may terminate this Agreement by delivering written notice, with immediate effect, without prejudice to any other rights or remedies which may be available to the non-breaching Party.

9.2.3 Without limiting the generality of Section 9.2.1, any breach of Applicable Law related to sale of Licensed Products in the Territory is a Material Breach subject to the Cure Period.

9.2.4 A non-breaching Party may terminate this Agreement without a Cure Period for a breach by the other Party of Article 7, or any other Material Breach hereunder that is not capable of being cured. The non-breaching Party has the option to terminate the Agreement as a whole or only with respect to the part of the Territory in which the action or absence of action resulted in a Material Breach.

9.2.5 To the extent that a Material Breach applies only to one or more part of the Territory but does not apply to this Agreement as a whole, then the termination right in Sections 9.2.2, 9.2.3, or 9.2.4 applies only in respect of the part of Territory to which the Material Breach applies.

9.3 Termination due to Underperformance

9.3.1 In the event that the Minimum Royalty is not satisfied in any Royalty Period as provided under Section 3.2.5, either Party may terminate this Agreement, or elect to continue the Agreement on a non-exclusive basis with respect to some or all of the Defined Intellectual Property Rights by providing the other Party written notice articulating the scope of such termination or non-exclusivity.. Any such non-exclusive license shall, other than the absence of exclusivity, be in accordance with the terms of this Agreement. Once a Party's right of termination or of conversion to a non-exclusive license under this Section 9.3.1 is established, the right of termination or of conversion to a non-exclusive license shall continue indefinitely.

9.3.2 The termination right and non-exclusivity option for the Royalty in Section 9.3.1 is limited to and applies within each state of the Territory. A termination right and non-exclusivity option for failure to meet the Minimum Royalty under Section 9.3.1 in one state will not result in termination rights related to Licensed Products in other states.

9.4 Termination due to Insolvency

9.4.1 This Agreement may be terminated by either Party in the event the other Party becomes insolvent or admits its inability to pay its debts generally as they become due, is dissolved or liquidated or takes any corporate action for such purpose, has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business, files a petition in bankruptcy, is adjudicated as bankrupt, makes an assignment in bankruptcy for the benefit of its creditors, or otherwise seeks relief under or pursuant to any bankruptcy, insolvency, or restructuring statute or proceeding, or if a petition in bankruptcy is filed against the Party which is not dismissed within forty-five (45) days, or proceedings are taken to liquidate the assets of such Party.

9.5 Rights and Obligations Upon Termination

9.5.1 Subject to Section 9.5.2, upon the termination or expiration of this Agreement, each Party shall promptly return to the other Party all Confidential Information of the other Party in the possession or control of the Party or its Affiliates and their respective officers, directors, employees, agents, affiliates, representatives, successors or assigns and neither Party shall have any further obligation to the other Party under this Agreement except in respect of the obligations described in Article 4, Article 6, Article 7, and Article 10, and the performance of obligations to pay any amounts owed by Licensee to Licensor under Article 3 or as otherwise accrued under this Agreement.

9.5.2 Upon termination of this Agreement for any reason, the License will immediately terminate and be of no further force and effect and each Party shall immediately return the other Party's Confidential Information that is a trade secret. Any Licensed Products that have started the production process or are already synthesized, manufactured or otherwise created or Commercialized may be further Commercialized or sold off by Licensee in its discretion, subject to payment of the Royalties on any such Licensed Products otherwise in accordance with the terms and conditions of this Agreement.

ARTICLE 10
INTELLECTUAL PROPERTY

10.1 Ownership of Intellectual Property Rights

10.1.1 All Intellectual Property Rights owned by a Party prior to the execution of this Agreement shall remain the sole property of such Party.

10.1.2 All Intellectual Property Rights developed independently by a Party during or after the execution of and Term of this Agreement shall be the property of such Party.

10.2 Joint Improvements

10.2.1 Any Joint Improvements, whether arising through deliberate or unintentional efforts, and all Intellectual Property Rights in any such Joint Improvements shall be the property of Licensor. Licensee shall assign any Intellectual Property Rights in Joint Improvements to Licensor. Without the need for any further action by either Party, Licensee is automatically granted a non-exclusive, worldwide, royalty free, fully paid, irrevocable, perpetual, worldwide license to any and all Joint Improvements and all Intellectual Property Rights in any such Joint Improvements. Licensee shall execute, and cause its employees, contractors, Affiliates and any employees or contractors of Affiliates, to execute any assignments, instruments, or other documents, or take any other steps

required to effect transfer of such Intellectual Property Rights in any such Joint Improvements to Licensor.

10.3 Prohibited Acts

10.3.1 Licensee shall not, during the Initial Term or the Extension Term:

(a) take any action that may interfere with any Defined Intellectual Property Rights, Improvements or other assets held by Licensor, including Licensor ownership or exercise thereof;

(b) challenge any right, title or interest of Licensor in the Defined Intellectual Property Rights or any Improvements;

(c) make any claim or take any action adverse to Licensor's ownership of the Defined Intellectual Property Rights or any Improvements; or

(d) engage in any action that tends to disparage, dilute the value of, or reflect negatively on Licensor, the Defined Intellectual Property Rights or any trademark used by Licensor.

10.4 Patent Infringement, Misappropriation and Enforcement

10.4.1 Should any third party threaten make or commence a complaint, claim, court action, demand letter, or other enforcement process to Licensee that the manufacture, use, import or sale of a Licensed Product, or other Commercialization incorporating the Defined Intellectual Property Rights infringes such third party's Intellectual Property Rights during the Initial Term or the Extension Term (a "**Third Party IP Claim**"), Licensee shall give Licensor prompt notice detailing as many facts as possible concerning such Third Party IP Claim and the positions taken by the third party. In the event that Licensor elects to defend the Third Party IP Claim, Licensor shall have exclusive control of any litigation resulting from a Third Party IP Claim and Licensee shall fully cooperate in the defence or settlement of such Third Party IP Claim. In the event of a Third Party IP Claim, Licensor agrees to indemnify Licensee against damages suffered by Licensee as a result of a final decision of a Court of competent jurisdiction concluding to the infringement of a third party's Intellectual Property Rights by the Commercialization by Licensee in the Territory attributable to application of any Defined Intellectual Property Rights. If a Third Party IP Claim is caused by Licensor or its Affiliates, notwithstanding Section 6.5, Licensor shall indemnify, defend, and hold Licensee harmless from any and all damages and losses arising from such Third Party IP Claim. If a Third Party IP Claim is caused by Licensee or its Affiliates, notwithstanding Section 6.5, Licensee shall indemnify, defend, and hold Licensor harmless from any and all damages and losses arising from such Third Party IP Claim to the extent any such damages and losses from the Third Party IP Claim are not directly attributable to Licensee's use of any Defined Intellectual Property Rights.

10.4.2 Should either Party become aware of any actual or potential infringement or wrongful use of the subject matter of the Defined Intellectual Property Rights in the Territory by a third party during the Initial Term or Extension Term, that Party will give the other Party prompt notice detailing as many facts as possible concerning such infringement or potential infringement or wrongful use. In the event of any such actual or potential infringement of the Defined Intellectual Property Rights, and in the event that Licensor elects to enforce the Defined Intellectual Property Rights, Licensor shall have exclusive control of any complaint, claim, court action, demand letter or other enforcement process (a "**Claim**"), including the settlement or compromise of any Claim. The decision whether to bring, defend, maintain, or settle any such Claim shall be at the exclusive option

and expense of Licensor and all recoveries from such enforcement, or any settlement arrangement shall belong exclusively to Licensor. Licensee will not initiate any such Claim in its own name but, at Licensor's request and at Licensor's expense, agrees to be joined as a Person in any action taken by Licensor to enforce rights in the Defined Intellectual Property Rights. Notwithstanding the above, if Licensor decides not to pursue a Claim against a possible infringer and subject to Licensor's prior written approval, which approval shall not be unreasonably withheld, Licensee, at its expense, may commence a Claim to enforce the Defined Intellectual Property Rights against infringement by third parties and shall be entitled to retain recovery from such Claim. However, once such a Claim is initiated, Licensee shall have no right to make any settlement with the third party without the prior written consent of Licensor, which consent shall not be unreasonably withheld.

10.4.3 Licensor shall exercise commercially reasonable discretion in deciding whether to enforce the Defined Intellectual Property Rights against any third party or to defend Third Party IP Claims, and shall use commercially reasonable efforts in any such enforcement or defence.

ARTICLE 11
NOTICES

11.1 Designated Representative

11.1.1 Each Party shall appoint a representative of Licensor and Licensee that will have general oversight and management responsibility for the general administration of this Agreement and to whom the communications from the other Party shall be directed to in the first instance (each such individual a "**Designated Representative**"). For greater certainty, each Designated Representative shall have decision-making authority and the ability to bind his or her respective Party. As at the Effective Date, the Designated Representatives of each Party are as follows:

Licensor

Elegance Brands, Inc.
9100 Wilshire Blvd,
Suite 362W,
Los Angeles, California 90212
Attn: Amit Raj Beri, CEO
Email: Raj@elegancebrands.co

Licensee

1304521 B.C. Ltd.c/o Halo Collective Inc.
77 King Street West
Suite 400,
Toronto, -Dominion Ce Toronto, ON M5K 0A1 Canada
Attn: Kirin Sidhu, CEO
Email: Kirin@haloco.com

A Party may change its Designated Representative upon written notice of such change to the other Party

11.2 Notices

11.2.1 Any notice required or authorized to be given by either Party to the other Party in accordance with the provisions of this Agreement shall, unless otherwise indicated, be in writing and sent by email by contacting the Designated Representative of the Party. Any hard copy correspondence must also be sent by email. Notice shall be deemed delivered upon receipt in the recipient's email inbox, regardless of acknowledgement of receipt.

ARTICLE 12
GENERAL TERMS

12.1 Limited Exclusivity

12.1.1 Other than as expressly indicated in this Agreement, nothing herein shall create or be deemed to create an exclusive relationship between Licensee and Licensor. Without limiting the generality of the foregoing, subject to Applicable Law, including this Agreement: (a) Licensee shall have the right to work with any Person other than Licensor for the manufacture of any cannabis products; and (b) Licensor shall have the right to license Intellectual Property Rights that are not within the scope of the Defined Intellectual Property Rights to any Person other than Licensee, including for Licensor's own brand development, in the Territory.

12.2 No Representations or Disparagement

12.2.1 Notwithstanding anything to the contrary in this Agreement, the Parties shall not knowingly:

(a) make any representations, conditions, warranties, guarantees, indemnities, similar claims, or other commitments actually, apparently or ostensibly on behalf of the other Party; or

(b) engage in any unfair, competitive, misleading, or deceptive practices respecting, or disparagement of, the other Party, the other Party's trademarks, or any product that is Commercialized by either Party.

12.3 Assignment

12.3.1 This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors, and permitted assigns of the Parties.

12.3.2 Neither Party may assign this Agreement or any portion thereof without the prior written approval of the other Party, with such approval, if requested, not to be unreasonably withheld, conditioned, or delayed by the other Party, provided however, that, notwithstanding anything to the contrary, Licensee may assign rights and delegate obligations under this Agreement to its Affiliates.

12.3.3 If by operation of law or by the sale, bequest, or other disposition of its shares or securities the control or beneficial ownership of either Party is changed during the Initial Term or the Extension Term, such change will not be deemed an assignment.

12.4 Compliance

12.4.1 The Parties acknowledge that the business arrangement contemplated by this Agreement is subject to restrictions, requirements, and prohibitions under Applicable Law in force as of the Effective Date, including state, local and municipal laws relating to cannabis, which may change from time to time. Each Party will comply with Applicable Law, and will perform the Party's obligations and exercise the Party's rights under this Agreement in accordance with Applicable Law. For greater

certainty, a Party is not obligated to perform any obligation under this Agreement if and to the extent, but only to the extent, that the lawful performance of the obligation is prohibited by Applicable Law, and if such Applicable Law is amended to permit the lawful performance of the obligation, then promptly after the amendment is effective the Party will commence performance of the obligation in accordance with this Agreement and Applicable Law. Without limiting the generality of the foregoing, the Parties acknowledge and agree that commercial activity relating to medicinal cannabis or adult-use cannabis is a lawful object of contract under Applicable Law.

12.4.2 In the Territory, the terms of this Agreement may be subject to any required approval by the Governmental Authority with state- or local-level jurisdiction. In the event that this Agreement is not approved by the applicable Governmental Authority under Applicable Law and all options for appeal are exhausted, the Parties will renegotiate one or more amendments to this Agreement to the minimum extent necessary to overcome such Governmental Authority's disapproval. The Parties agree that any amendments to this Agreement agreed to by the Parties as a result of such renegotiation will have the closest effect, permitted by Applicable Law or such Governmental Authority, to the original intent of the Parties, such that the amended Agreement and the Parties' rights and obligations under the amended Agreement are acceptable to any such Governmental Authority. If it is impossible for the Agreement to be amended to resolve a Governmental Authority's disapproval under Applicable Law, then in the most limited jurisdiction where the Agreement was not approved, Licensor shall have the option to terminate this agreement without a cure period, and in the event that Licensor does not exercise this option to terminate, the Parties shall provide best commercial efforts to support any appeal, new application, or other measures to obtain an approval by the relevant Government Authority notwithstanding the previous denial.

12.4.3 For avoidance of doubt, Licensee is solely and entirely responsible for ensuring regulatory compliance under Applicable Law for Licensee's Cannabis Beverage Products and sales thereof, in all jurisdictions in which the Cannabis Beverage Products are sold by Licensee within the Territory.

12.5 Non-Waiver

12.5.1 Failure by either Party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of its rights hereunder. Any waiver of a breach of any provision hereof shall not be effective unless in writing and shall not affect either Party's rights in the event of any additional breach. A party's waiver of a breach of a provision of this Agreement will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

12.6 Approval and Consent

12.6.1 Whenever a provision of this Agreement requires an approval or consent and the approval or consent is not delivered within the applicable time limit or within a reasonable period if no time limit is specified, then, unless otherwise specified, the party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

12.7 Force Majeure

12.7.1 Neither Party shall be liable to the other Party for failure to perform or delay in performing its obligations under this Agreement by virtue of the occurrence of an event of Force Majeure. In the event such Force Majeure affecting either Party continues for more than ninety (90) days, the Party not subject of the Force Majeure may, upon thirty (30) days written notice terminate this Agreement. In the event such Force Majeure affecting either Party continues for more than one

hundred twenty (120) days, either Party may, upon thirty (30) days written notice, terminate this Agreement. "**Force Majeure**" shall mean an event arising from unforeseen circumstances, or if it could have been foreseen, was unavoidable, beyond either Party's reasonable control, and not attributable to a Party's fault or negligence, which reasonably prevents, delays or interferes with the performance by such Party of its obligations hereunder, including an event that occurs by reason of any act of God, flood, power failure, fire, explosion, crop failure, casualty or accident, earthquake, destruction of facilities, declared war, revolution, civil commotion, acts of public enemies, acts of terrorism, blockage or embargo, interruption of delay in transportation, strike or labor disruption; provided, however, that Force Majeure shall not include the inability of a Party to obtain financing or the failure of a Party to have sufficient financial or economic resources available to it in order to complete its obligations herein, and that the impacts of the ongoing COVID-19 pandemic known as of the Effective Date shall not constitute a Force Majeure.

12.7.2 In the event of Force Majeure, the Party affected shall promptly notify the other Party in writing and shall exert commercially reasonable efforts to eliminate, cure or overcome such event and to resume performance of its obligations ("**Force Majeure Event Notice**").

12.7.3 Promptly after receipt of a Force Majeure Event Notice, the Designated Representatives shall meet (in person or by telephone) to discuss the Force Majeure event and consider possible workarounds to the Force Majeure.

12.8 Independent Contractor

12.8.1 The Parties agree that with respect to the transactions contemplated herein that they shall both be acting as independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, franchise, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever. Neither Party, by virtue of this Agreement, will have any right, power, or authority to act or create an obligation, express or implied, on behalf of the other Party.

12.9 Severability

12.9.1 If any provision or term of this Agreement is found unenforceable under any Applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in a mutually acceptable manner, in order that the transaction contemplated in this Agreement be consummated as originally contemplated to the greatest extent possible.

12.10 Entire Agreement

12.10.1 This Agreement and the Acquisition Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, or discussions. This Agreement may not be modified, amended, rescinded, cancelled, or waived, in whole or in part, except by written amendment signed by both Parties.

12.11 Further Assurances

12.11.1 The Parties covenant and agree that, at any time and from time to time after the execution hereof

by both Parties, they will, upon the request of any other Party, do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better carrying out and performance of all the terms of this Agreement. Upon the request of Licensee, Licensor shall promptly cooperate with Licensee in connection with Licensee and its Affiliates applying for, maintaining, or renewing any license, registration, permit, or other government authorization, including forms, requested information, fingerprints, any Regulatory Approval of "financial interest," and criminal background check in relation to Licensee and its Affiliates' business. Licensor acknowledges that Licensor and its owners might be required to be included or disclosed in Licensee's or its Affiliates' licenses and application materials for the manufacture, distribution, and sale of Cannabis Beverage Products in compliance with applicable local and state law.

12.12 Time of the Essence

12.12.1 Time shall be of the essence of this Agreement.

12.13 Amendments in Writing

12.13.1 Except as otherwise provided for herein, and without prejudice to any of the rights set forth in this Agreement enabling the Parties to modify certain provisions hereof on an ongoing basis during the term of this Agreement, no addition, amendment to or modification of this Agreement shall be effective unless it is in writing and signed by and on behalf of both Parties.

12.14 Disputes, Applicable Law, and Attornment

12.14.1 This Agreement, the rights and obligations of the Parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement, the transactions contemplated by this Agreement (whether based in contract, tort or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by, interpreted, construed and determined in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

12.14.2 The Parties attorn to the Courts of the State of California for resolution of any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, breach, or termination (a "**Dispute**") shall be resolved in the Courts of the State of California.

12.14.3 Except where reasonably prevented by the nature of the Dispute, the Parties shall continue to perform their respective duties, obligations, and responsibilities under this Agreement while the Dispute is being resolved, unless and until such obligations are lawfully terminated or expire in accordance with the provisions thereof.

12.14.4 The prevailing party on any legal dispute, controversy or claim will be entitled to recover, in addition to any other relief awarded, the prevailing party's reasonable attorneys' fees and other fees, costs, and expenses of every kind incurred in connection with the arbitration, litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

12.15 Cumulative Remedies

12.15.1 All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties or otherwise. Notwithstanding the previous sentence, the Parties intend that their respective rights under Article 6 are such Party's exclusive remedies for the events specified therein.

12.16 Costs

12.16.1 Each of the Parties shall be responsible for and bear its own costs, including any legal fees, incurred with negotiating and entering into this Agreement.

12.17 Acknowledgment

12.17.1 The Parties to this Agreement agree and acknowledge that they have each been independently advised by counsel in respect of the provisions of this Agreement, or have had an opportunity to be so advised, and have voluntarily waived their right to have such independent advice; and the Parties have negotiated the provisions hereof on an equal footing based on equal bargaining power.

12.18 Execution in Counterparts

12.18.1 This Agreement may be executed in separate counterparts, including by electronic means, and the signing or execution by way of counterpart or by electronic means will have the same effect as the signing or execution of the original. At the request of a party, the other party shall confirm an electronically-transmitted signature page by delivering an original signature page to the requesting party.

[*remainder of this page intentionally left blank – signature page follows*]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

Licensor	**Licensee:**
ELEGANCE BRANDS INC.	**1304521 B.C. Ltd.**
Per:	Per:
Amit Raj Beri, CEO	Amit Raj Beri, CEO
Date	Date

SCHEDULE A
DEFINED INTELLECTUAL PROPERTY RIGHTS

All specific and identifiable know-how, methods, trade secrets, proprietary formulations, Confidential Information, and technology that is protected by Licensor Intellectual Property for Licensor Beverage Products infused with THC under Regulatory Approval as required by Applicable Law in the Territory only. For the avoidance of doubt the following are excluded if they are not infused with THC under Regulatory Approval as required by Applicable Law in the Territory: Hemp derived CBD beverage products, Hemp derived CBD energy drinks, Hemp derived CBD alcohol beverage products, and Intellectual Property held by Licensor with respect to manufacturing Licensor Beverage Products with Hemp derived CBD.

All trademarks and copyrights related to the Licensor Beverage Products, including High Life THC infused cocktails, Arco THC Infused Seltzer, Zen THC Infused Seltzer, Life Brew, non-alcoholic THC infused beer drink, Island THC infused Coconut Water, Stoney Island THC Cold Brew Coffee, 420 THC Lemonades, California THC Bitters

Exhibit D
Equipment

Please see attached.

Equipment Discription	Notes			Electrical	Air	Co2	Water	Drainage	Footprint	Purpose	Payment	Lead time	Notes
GAI 3031 FM-Bier	Filler/crip crowner 1,110 Liters/hr. 51bpm (355ml bottles/min)			220V 3P 30A	yes	yes	yes	trench	110 X 40 X 90	Rinsing and filling of bottles	Complete		
Inline Labeler	50bpm/min front adhesive apply												
Conveyance	As needed, Line layout												
Lenticular Filter Housing	18" Water filter housing for purification												
20 cu ft chest freezer ULT (two units)	-40C Frost free freezer	UTL 20 cu ft Freezers x 2		110V 15A X 2	no	no	no	no	96 X 34 X 41	Prechilling of biomass			
Case sealer	Little David brand with coder												
SS Filter Housing and elements (Donaldson)	Product Filtration												
Glycol Fan Coil	10X20 box fan coil												
VFD Cabinet w/ Button Control (Haz Loc)	3 X 1hp vfd, solonoid for compressed air, ventilated and filtered; Button Control: Estop, 4 switches, Power light	Designed to run complex pump system											
Koflo Static mixer, 2" TC	Model 2-SA-3-12R-11	Discs inside a tube, blends liquids of different viscosity											
G & D 7X7	Split system, compressor set only	Beverage Chiller	G&D 7X7	460V 3P MCA 30A	no	no	no	no	48 x 84 x 62	Chilling of heat transfer fluid for beverage tank cooling			
15 bbl brite tank	Carbonates 465 gallons of finished product												

Exhibit E
Warrant Certificate

Please see attached.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (i) RULE 144 OR (ii) RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS MAY BE REQUIRED BY THE COMPANY.

WARRANT CERTIFICATE

WARRANTS FOR PURCHASE OF COMMON SHARES OF ELEGANCE BRANDS INC.

(incorporated under the laws of Delaware)

Certificate Number W2021-06-7

Number of warrants represented by this certificate: 5,000,000

This warrant ("**Warrant**") will be void and of no value unless exercised prior to 5:00 p.m. (California time) on December 7, 2022 (the "**Expiry Time**").

THIS IS TO CERTIFY THAT, for value received, Halo Collective Inc. (the "**Holder**"), is entitled at any time and from time to time prior to the Expiry Time, to purchase for the (the "**Exercise Price**") one fully paid and non-assessable share of Class A common stock, par value \$0.0001 per share (each a "**Common Share**") in the capital of ELEGANCE BRANDS INC. (the "**Company**"), for each Warrant evidenced hereby, by surrendering to the Company at its principal office at 9100 Wilshire Boulevard, Suite 362W, Beverly Hills, CA 90212, this Warrant, together with a Subscription Form, duly completed and executed, and cash or a certified cheque, money order or bank draft in lawful money of the United States of America payable to or to the order of the Company for the amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time, and from and after the Expiry Time these Warrants and all rights hereunder shall be void and of no value.

1. Definitions

In this Warrant, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, namely:

(a) "**Business Day**" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Beverly Hills are not open for business;

(b) "**Common Shares**" means a maximum of 5,000,000 shares of Class A common stock, $0.0001 par value per share, of the Company as such shares of Class A common stock were constituted on the date hereof, as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Section 10 hereof;

(c) "**Company**" means Elegance Brands, Inc. a corporation incorporated under the laws of Delaware, and its successors and assigns;

(d) "**Exercise Price**" means $0.75 in U.S. funds per Common Share;

(e) "**Expiry Date**" means December 7, 2022;

(f) "**Expiry Time**" means 5:00 p.m. (California time) on the Expiry Date;

(g) "**Holder**" means the registered holder of this Warrant;

(h) "**person**" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(i) "**Subscription Form**" means the form of subscription annexed hereto as Schedule "A"; and

(j) "**this Warrant**", "**Warrant**", "**herein**", "**hereby**", "**hereof**", "**hereto**", "**hereunder**" and similar expressions mean or refer to the warrants represented by this warrant certificate and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2. Expiry Time

After the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

3. Exercise Procedure

(a) The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Company prior to the Expiry Time at its principal office:

(i) this Warrant, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, and

(ii) cash, a wire transfer of immediately available funds, or a certified cheque, money order or bank draft payable to or to the order of the Company in lawful money of the United States of America at par in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made.

(b) Any Warrant and cash, a wire transfer of immediately available funds, certified cheque, money order or bank draft referred to in the foregoing clauses (i) and (ii) shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office in the manner provided in Section 20 hereof.

(c) This Warrant and such cash, wire transfer of immediately available funds, or certified cheque will be deemed to be so surrendered and exercised only upon actual receipt thereof by the Company.

(d) The Holder may, at any time prior to the Expiry Time, upon surrender hereof to the Company and upon payment of such applicable charges as may be required by the Company from time to time, exchange this Warrant for other Warrants entitling the Holder to subscribe in the aggregate for the same number of Common Shares as are purchasable under this Warrant at the time of such exchange.

4. Entitlement to Certificate

Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant and the Holder hereof shall become a shareholder of the Company in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares and the Company shall cause such certificate or certificates to be delivered to the Holder hereof at the address or addresses specified in such Subscription Form within three (3) Business Days of such delivery and payment by an officer of the Company.

5. Register of Warrantholders and Transfer

(a) The Company shall cause a register to be kept in which shall be entered the names and addresses of all holders of Warrants and the number of Warrants so held by them.

(b) The Warrants are not transferable.

6. Partial Exercise

The Holder may subscribe for and purchase a number of Common Shares less than the maximum number of Common Shares the Holder is entitled to purchase pursuant to this Warrant. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new certificate in respect of the balance of the Warrants represented by this certificate and which were then not exercised.

7. No Fractional Shares

Notwithstanding any adjustments provided for in Section 10 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. Where a fractional Common Share would, but for this Section 7, have been issued upon exercise of a Warrant, no cash or other consideration shall be issued to the Holder in respect thereof.

8. Not a Shareholder

Nothing in this certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

9. Covenants

The Company covenants and agrees that:

(a) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Common Shares for the time being called for by such outstanding Warrants;

(b) all Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof; and

(c) it will not effect any Reorganization (as herein defined) which could result in a successor to the Company unless prior to or simultaneously with the consummation thereof, the entity succeeding the Company acknowledges in writing that it is bound by and will comply with the provisions set forth in this Warrant Certificate.

10. Adjustment to Exercise Price

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, or in the event of any form of reorganization of the Company, including any amalgamation, merger or arrangement (any of such events, a "**Reorganization**"),

an adjustment will be made to the terms of the Warrants such that the Holder, upon exercise of any Warrants following the completion of the Reorganization, will be entitled to receive the same number and kind of securities that it would have been entitled to receive as a result of the Reorganization had it exercised its Warrants immediately prior to the Reorganization.

If, in case at any time:

(a) the Company pays any dividend payable in stock upon the Common Shares or makes any distribution to the holders of the Common Shares;

(b) the Company offers for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d) in case of any Reorganization;

then, and in any one or more of such cases, the Company will give to the Holder at least 20 days' prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or offer of subscription rights, or for determining rights to vote with respect to such dissolution, liquidation or winding-up or Reorganization and, in the case of such dissolution, liquidation or winding-up or Reorganization, at least 20 days' prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause will also specify, in the case of any such dividend, distribution or offer of subscription rights, the date on which the holders of the Common Shares will be entitled thereto, and such notice in accordance with the foregoing will also specify the date on which the holders of the Common Shares will be entitled to exchange the Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up or Reorganization, as the case may be. Each such written notice will be given by first class registered mail, postage prepaid, addressed to the Holder at the address of such Holder, as shown on the books of the Company.

11. Rules Regarding Calculation of Adjustment of Exercise Price

In accordance with this Warrant Certificate, the Company will make adjustments as it considers necessary and equitable acting in good faith. If at any time a dispute arises with respect to adjustments provided for herein, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Holder and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company and the fees payable to such accountants or auditors will be paid by the Company.

12. Lost Certificate

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this certificate evidencing the Warrants and, if requested by the Company, upon

delivery of a bond of indemnity satisfactory to the Company, acting reasonably (or, in the case of mutilation, upon surrender of this certificate evidencing the Warrants), the Company will issue to the holder a replacement certificate (containing the same terms and conditions as this certificate evidencing the Warrants).

13. Severability

If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

14. Legends on Common Shares

To the extent required under the United States *Securities Act of 1933*, as amended, at the time of the issuance of Common Shares upon the exercise of the Warrants, the certificate(s) representing such Common Shares will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (i) RULE 144 OR (ii) RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS MAY BE REQUIRED BY THE COMPANY.

15. Headings

The headings of the sections, subsections and clauses of this Warrant have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.

16. Numbering of Sections, etc.

Unless otherwise stated, a reference herein to a numbered or lettered section, subsection, clause, subclause or schedule refers to the section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant.

17. Gender

Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

18. Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

19. Computation of Time Period

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

20. Binding Effect

This Warrant and all of its provisions shall enure to the benefit of the Holder and his heirs, executors, administrators, legal personal representatives, permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

21. Notice

Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

(a) to the Holder as set forth in the register to be maintained pursuant to Section 5 hereof; and

(b) to the Company at:

Elegance Brands Inc.
9100 Wilshire Blvd.,
362W, Beverly Hills
CA 90212

Notice so mailed shall be deemed to have been given on the fifth (5th) Business Day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be provided that if such day is not a Business Day then the notice, request or other communication shall be deemed to have been given and received on the first Business Day following such day. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

22. Governing Law

This Warrant will be governed by and construed in accordance with the laws of the state of Delaware.

23. Time of the Essence

Time will be of the essence hereof.

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IN WITNESS WHEREOF the Company has caused this Warrant to be signed by its duly authorized officer as of the __ day of June, 2021.

ELEGANCE BRANDS INC.

Per: ______________________________
Authorized Signatory

SCHEDULE "A"
SUBSCRIPTION FORM

TO: ELEGANCE BRANDS INC.
9100 Wilshire Blvd., 362W, Beverly Hills, CA 90212

The undersigned Holder of the within Warrant Certificate hereby irrevocably subscribes for ______________ Common Shares according to the conditions thereof and herewith makes payment in the amount of $______________ as the purchase price in full for the said number of Common Shares at the price of $__________ per Common Share. Capitalized terms used herein have the meanings set forth in the within Warrant Certificate.

____ hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name(s) in full	Address	Number of Common Shares

DATED this _______ day of ________________________, _________.

____
Authorized Signatory

____
Mailing Address

____

____

☐ Please check box if the Common Share certificate(s) are to be delivered at the office where this Warrant certificate is surrendered, failing which the Common Share certificate(s) will be mailed to the subscriber at the address set out above.

If any Warrants represented by this certificate are not being exercised, a new Warrant certificate representing the number of Warrants which are not exercised will be issued and delivered with the Common Share certificate(s).